Exhibit 1.1

ZHIHU INC.

23,400,000 Class A Ordinary Shares

(US$0.000125 par value per share)

International Underwriting Agreement

[April 14], 2022

Credit Suisse (Hong Kong) Limited (“CS”)

Level 88, International Commerce Centre

1 Austin Road West

Kowloon

Hong Kong

J.P. Morgan Securities (Asia Pacific) Limited (“JPM APAC”)

28/F, Chater House

8 Connaught Road Central

Hong Kong

China International Capital Corporation Hong Kong Securities Limited (“CICC”)

29/F, One International Finance Centre

1 Harbour View Street

Central

Hong Kong

CMB International Capital Limited (“CMBI”)

45/F, Champion Tower

3 Garden Road

Central

Hong Kong

CS, JPM APAC, CICC and CMBI, collectively, as the Joint Global Coordinators (as defined herein), and on behalf of the Joint Bookrunners (as defined herein), the Joint Lead Managers (as defined herein) and the several International Underwriters named in Schedule I-B hereto

J.P. Morgan Securities (Far East) Limited (“JPM Far East”)

28/F Chater House

8 Connaught Road Central

Hong Kong

CS, JPM Far East, CICC and CMBI, collectively, as the Joint Sponsors (as defined herein)

J.P. Morgan Securities LLC (“JPM LLC”)

383 Madison Avenue

New York, NY 10179

United States

as an International Underwriter

Ladies and Gentlemen:

Innovation Works Development Fund, L.P., Innovation Works Holdings Limited, Qiming Venture Partners III, L.P., Qiming Managing Directors Fund III, L.P., Qiming Venture Partners III Annex Fund, L.P., SAIF IV Mobile Apps (BVI) Limited, and CTG Evergreen Investment XX Limited (the “Selling Shareholders”), as shareholders of Zhihu Inc., a company incorporated in the Cayman Islands with limited liability (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement” or “International Underwriting Agreement”), to sell to the several international underwriters named in Schedule I-B hereto (the “International Underwriters”) or to the purchasers procured by the International Underwriters an aggregate of 23,400,000 Class A ordinary shares (the “Firm Shares”) and, Innovation Works Development Fund, L.P. and Innovation Works Holdings Limited (the “Over-allotment Shareholders”) proposes, subject to the terms and conditions stated in this agreement, to sell to the International Underwriters or to the purchasers procured by the International Underwriters, at the election of the International Underwriters, up to 3,900,000 additional Class A ordinary shares (the “Option Shares”) of US$0.000125 par value per share of the Company (the “Shares”) to be listed on The Stock Exchange of Hong Kong Limited (the “SEHK”) and traded in Hong Kong dollars (the Firm Shares and the Option Shares are collectively referred to herein as the “International Offer Shares” and the offering and sale of the International Offer Shares is referred to herein as the “International Offering”).The Company and the Selling Shareholders have entered into an agreement dated April 8, 2022 (the “Hong Kong Underwriting Agreement”) relating to the offering and sale by the Hong Kong Selling Shareholders to the public in the Hong Kong Special Administrative Region (“Hong Kong”) of the People’s Republic of China (“PRC”) of initially an aggregate of 2,600,000 Shares (the “Hong Kong Offer Shares”), to be underwritten through arrangements with certain underwriters in Hong Kong (the “Hong Kong Underwriters”). The offering and sale of the Hong Kong Offer Shares is referred to herein as the “Hong Kong Public Offering.” Except as the context may otherwise require, the International Underwriters and the Hong Kong Underwriters are collectively referred to herein as the “Underwriters” and this Agreement and the Hong Kong Underwriting Agreement are collectively referred to herein as the “Underwriting Agreements,” the International Offering and the Hong Kong Public Offering are collectively referred to herein as the “Global Offering,” and the International Offer Shares and the Hong Kong Offer Shares are collectively referred to herein as the “Offer Shares.”

The International Offer Shares and the Hong Kong Offer Shares are being offered at an identical price of HK$[●] per Share (the “Offer Price”), which is exclusive of the brokerage fee per Share of 1.0% of the Offer Price (the “Brokerage”), a trading fee per Share of 0.005% of the Offer Price (the “Trading Fee”) imposed by The Stock Exchange of Hong Kong Limited (the “SEHK”) and a transaction levy (the “Transaction Levy”) of the aggregation of the transaction levy at the rate of 0.0027% of the Offer Price in respect of the Offer Shares imposed by the Securities and Futures Commission of Hong Kong (the “SFC”) and the transaction levy at the rate of 0.00015% of the Offer Price in respect of the Offer Shares imposed by the Financial Reporting Council (the “FRC”), in each case, payable by the purchasers of the International Offer Shares or the Hong Kong Offer Shares, as applicable.

A prospectus dated April 11, 2022 (the “Hong Kong Prospectus”) has been prepared and used in connection with the Hong Kong Public Offering. The Company has made an application for listing the Shares on the Main Board of the SEHK, and CS, JPM Far East, CICC and CMBI are acting as the joint sponsors of the Company’s application for listing (the “Joint Sponsors”).

The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the U.S. Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), on Form F-3 (File No. 333-264200) relating to the registration of the Shares. Such registration statement, at the time it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including the exhibits and any schedules thereto, the documents incorporated or deemed to be incorporated by reference therein and the documents otherwise deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, is referred to herein as the “Registration Statement;” the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus;” any preliminary form of the prospectus (including the Basic Prospectus and any preliminary prospectus supplement) relating to the Offer Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary International Prospectus;” the Basic Prospectus, as amended and supplemented immediately prior to the Time of Sale (as defined below), is hereinafter called the “Pricing Prospectus;” the Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Offer Shares in the form first used to confirm sales of the Offer Shares (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter called the “Final International Prospectus;” any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary International Prospectus, the Disclosure Package (as defined below) or the Final International Prospectus shall be deemed to refer to and include the documents incorporated by reference therein; and any reference to any amendment or supplement to the Registration Statement, the Basic Prospectus, any Preliminary International Prospectus or the Final International Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Offer Shares filed with the SEC pursuant to Rule 424(b) under the Securities Act and any documents filed under the U.S. Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary International Prospectus, or the Final International Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act is hereinafter called a “Testing-the-Waters Communication”; any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Offer Shares is hereinafter called an “Issuer Free Writing Prospectus.” The Pricing Prospectus, as supplemented by those Issuer Free Writing Prospectuses and other documents and information set forth in Schedule II to this Agreement, all considered together, are herein referred to collectively as the “Disclosure Package.” As used herein, the “Time of Sale” means the time when sales of the International Offer Shares were first made, which for purposes of this Agreement is [●] [a.m.]/[p.m.] Hong Kong time on the date of this Agreement.

CS, JPM APAC, CICC and CMBI shall act as the joint global coordinators for the International Offering and the Hong Kong Public Offering (collectively, the “Joint Global Coordinators,” and each a “Joint Global Coordinator”). CS, JPM APAC, JPM LLC (in relation to the International Offering only), CICC, CMBI, CCB International Capital Limited and Haitong International Securities Company Limited shall act as the joint bookrunners for the International Offering and the Hong Kong Public Offering (collectively, the “Joint Bookrunners,” and each a “Joint Bookrunner”) and that CS, JPM APAC, JPM LLC (in relation to the International Offering only), CICC, CMBI, CCB International Capital Limited and Haitong International Securities Company Limited shall act as the joint lead managers for the International Offering and the Hong Kong Public Offering (collectively, the “Joint Lead Managers,” and each a “Joint Lead Manager”). The International Underwriters hereunder and the Hong Kong Underwriters are simultaneously entering into an agreement between the International Underwriters and the Hong Kong Underwriters (the “Agreement Between Syndicates”), which provides, among other things, that the Joint Global Coordinators shall have the right to allocate Offer Shares between the International Offering and the Hong Kong Public Offering. The Company hereby acknowledges the appointment of the Joint Global Coordinators, the Joint Bookrunners and the Joint Lead Managers by the International Underwriters and the Hong Kong Underwriters.

The obligations of each of the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters as stipulated in this Agreement are several (and not joint or joint and several). None of the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters will be liable for any failure on the part of any of the other Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers or International Underwriters to perform their respective obligations under this Agreement and no such failure shall affect the right of any of the other Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers or International Underwriters to enforce the terms of this Agreement. Notwithstanding the foregoing, each of the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters shall be entitled to enforce any or all of its rights under this Agreement either alone or jointly with the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters. Some of the international underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC.

Reference is made to a Stock Borrowing Agreement (the “Stock Borrowing Agreement”), dated on or around the date hereof, between Innovation Works Development Fund, L.P. and Innovation Works Holdings Limited (the “Lender”) and Credit Suisse (Hong Kong) Limited (the “Borrower”), also the Stabilizing Manager (as defined below), pursuant to which the Lender has agreed to lend to the Borrower an aggregate of up to 3,900,000 Shares during the term of Stock Borrowing Agreement to facilitate the settlement of over-allocations.

Capitalized terms used and not otherwise defined herein (including in the Schedules hereto) shall have the meanings set forth in the Hong Kong Underwriting Agreement. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another. The terms “herein,” “hereof,” “hereto,” “hereunder,” “hereby,” “hereinafter” and similar terms, as used in this Agreement shall, in each case refer to this Agreement as a whole and not to any particular section, subsection, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein is not exclusive, and the use of the term “including” shall be without limitation. The term “business day,” as used herein shall mean a day (other than Saturday or Sunday) on which banking institutions in the PRC, Hong Kong and New York are all open generally for normal banking business.

As used herein, “Affiliate” has the meaning as defined in Rule 501(b) under the Securities Act; “Encumbrance” means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, or other third party claim, right, interest or preference granted to any third party, or any other encumbrance or security interest of any kind; “Governmental Authority” means any administrative, governmental or regulatory commission, board, body, authority or agency, or any stock exchange, self-regulatory organization or other non-governmental regulatory authority, or any court, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic, foreign or supranational; “Laws” means any and all national, central, federal, provincial, state, regional, municipal, local, domestic or foreign laws (including, without limitation, any common law or case law), statutes, ordinances, legal codes, regulations or rules (including, without limitation, any and all regulations, rules, orders, judgments, decrees, rulings, opinions, guidelines, measures, notices or circulars (in each case, whether formally published or not and to the extent mandatory or, if not complied with, the basis for legal, administrative, regulatory or judicial consequences) of any Governmental Authority); “Sanctions Laws and Regulations” means (i) any sanctions or export control measures related to or administered or enforced by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (including, without limitation, the designation as a “specially designated national or blocked person” thereunder), the U.S. Department of State, the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”) (including, without limitation, designation on the BIS “Entity List” or “Denied Persons List”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Swiss State Secretariat for Economic Affairs (“SECO”) or the Swiss Directorate of International Law, the Monetary Authority of Singapore (“MAS”), the Hong Kong Monetary Authority (“HKMA”) or any other relevant sanctions authority, or any orders or licenses publicly issued under the authority of any of the foregoing, and (ii) any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the U.S. Trading With the Enemy Act, the U.S. International Emergency Economic Powers Act, the U.S. Export Control Reform Act, the U.S. Countering America’s Adversaries Through Sanctions Act, the U.S. United Nations Participation Act, the U.S. Syria Accountability and Lebanese Sovereignty Act, or the United States Iran Sanctions Act of 2006, the Comprehensive Iran Sanctions Accountability and Divestment Act, all as amended, or any of the foreign assets control regulations of the U.S. Department of the Treasury (including, without limitation, 31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto; and “Taxes” or “Taxation” means all forms of taxation whenever created, imposed or arising and whether of Hong Kong, the PRC or of any other part of the world and, without prejudice to the generality of the foregoing, includes all forms of taxation on or relating to profits, salaries, interest and other forms of income, taxation on capital gains, sales and value added taxation, business tax, estate duty, death duty, capital duty, stamp duty, payroll taxation, withholding taxation, rates and other taxes or charges relating to property, customs and other import and excise duties, and generally any taxation, duty, impost, levy, rate, charge or any amount payable to taxing, revenue, customs or fiscal authorities whether of Hong Kong, the PRC or of any other part of the world, whether by way of actual assessment, loss of allowance, withholding, deduction or credit available for relief or otherwise, and including all interest, additions to tax, penalties or similar liabilities arising in respect of any taxation. References in this Agreement to knowledge, information, belief or awareness or similar terms (“knowledge”) of any person shall be treated as including but not limited to any knowledge, information, belief and awareness which the person would have had if such person had made due, diligent and careful enquiries. “Material Adverse Effect” means a material adverse effect or any development involving a prospective material adverse effect, on the assets, liabilities, general affairs, business, management, performance, prospects, shareholders' equity, position or condition (financial or otherwise), results of operations, or prospects of the Group, taken as a whole.

In this Agreement, the exercise of any right, duty, power, authority or discretion of the Joint Global Coordinators shall be effective if a simple majority of the Joint Global Coordinators elects to exercise such right, duty, power, authority or discretion, and any such right, duty, power, authority or discretion exercised by the Joint Global Coordinators shall be conclusive and binding on the International Underwriters (including, for the avoidance of doubt, the other Joint Sponsors, the Joint Bookrunners and the Joint Lead Managers).

1.            Sale and Purchase.

(a)	Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein:

(i)	the Selling Shareholders agree, severally and not jointly, to sell to the several International Underwriters, their respective Affiliates or to the purchasers procured by the International Underwriters or their respective Affiliates, and each of the International Underwriters, in reliance upon the representations and warranties herein contained and subject to the terms and conditions herein set forth, agrees, severally and not jointly or jointly and severally, to purchase from the Selling Shareholders, or procure purchasers who will purchase, at the Offer Price, the number of Firm Shares set forth opposite such International Underwriter’s name in Schedule I-B hereto (subject to any reallocation by the Joint Global Coordinators of Offer Shares between International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 10 hereof); provided, however, that if any Selling Shareholders fails to sell to each of the International Underwriters that number of Firm Shares required to be sold by them pursuant to this Section 1, then the International Underwriters shall have no obligation to purchase or to procure purchasers for any Shares from the Company; and

(ii)	the obligation of the International Underwriters to purchase or procure purchasers for International Offer Shares is subject to the reallocation by the Joint Global Coordinators of Offer Shares between the International Offering and the Hong Kong Public Offering.

(b)	In addition, the Over-allotment Shareholders hereby grant to the several International Underwriters the option (the “Over-allotment Option”), severally and not jointly, to procure purchasers for, or failing which, purchase themselves or through their respective Affiliates all or a portion of the Option Shares, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, each of the International Underwriters shall have the right, severally and not jointly, to purchase from the Selling Shareholders, ratably in accordance with the number of Firm Shares to be purchased by each of the International Underwriters (or through its affiliates or the purchasers procured by it), all or a portion of the Option Shares to cover, among other things, over-allocations made in connection with the offering of the Firm Shares, at the Offer Price. Any such election to purchase Option Shares may be exercised by the Joint Global Coordinators in their sole and absolute discretion on behalf of the several International Underwriters by written notice, substantially in the form set forth in Exhibit D hereto, to the Selling Shareholders at any time until 30 calendar days from the last day for the lodging of applications under the Hong Kong Public Offering (the “Option Expiration Date”). Any exercise notice shall specify the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, but in no event earlier than the First Time of Delivery (as defined below) or, unless the Joint Global Coordinators, the Company and the Over-allotment Shareholders otherwise agree in writing, earlier than one or later than ten business days after the date of such notice. On each day that Option Shares are to be purchased, the Over-allotment Shareholders agree to sell to each International Underwriter and its Affiliates or to the purchasers procured by the International Underwriters, and each International Underwriter, in reliance upon the representations and warranties herein contained and subject to the terms and conditions herein set forth, agrees, severally and not jointly, to purchase from the Over-allotment Shareholders itself or through its Affiliates, or procure purchasers who will purchase, the number of Option Shares equal to the number (subject to such adjustments to eliminate any fractional Shares as Joint Global Coordinators may determine) which bears the same proportion to the total number of Option Shares to be purchased by the several International Underwriters as the number of Firm Shares set forth in Schedule I-B opposite the name of such International Underwriter bears to the total number of Firm Shares, subject to any reallocation by the Joint Global Coordinators of the Offer Shares between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 10 hereof.

(c)	The Joint Global Coordinators, on behalf of the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, shall determine the manner and basis of allocation of the International Offer Shares. Upon the authorization by Joint Global Coordinators of the release of the Firm Shares, the several International Underwriters propose to offer the Firm Shares for sale. The Company and the Selling Shareholders acknowledges and agrees that, in the sole and absolute discretion of each International Underwriter, the sale of the International Offer Shares by such International Underwriter shall be made by it either as agent of the Selling Shareholders under applicable Laws to procure purchasers for the International Offer Shares (in which case the purchase obligation of such International Underwriter under subsection (a) of this Section 1 shall be reduced pro tanto) or, failing which, as principal to purchase itself or through its Affiliates the International Offer Shares, and, accordingly, the Selling Shareholders appoints the International Underwriters as agents under applicable Laws and confers on them the powers, authority and discretion on behalf of the Selling Shareholders that are necessary solely to procure purchasers for the International Offer Shares upon the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth; provided, however, that any International Underwriter selling International Offer Shares as agent of the Selling Shareholders pursuant to this subsection (c) and under applicable Laws will remain obligated to pay to the Selling Shareholders the Offer Price for such International Offer Shares as if such International Underwriters were purchasing such International Offer Shares as principal. In view of the foregoing, a purchase of International Offer Shares may include a subscription for International Offer Shares of the Selling Shareholders and a sale of International Offer Shares may include an allotment of International Offer Shares by the Selling Shareholders.

(d)	It is agreed and understood that pursuant to the Agreement Between Syndicates, under the direction of the Joint Global Coordinators, if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents (i) 15]times or more but less than 50 times, (ii) 50 times or more but less than 100 times, or (iii) 100 times or more, of the number of the Hong Kong Offer Shares initially available for subscription under the Hong Kong Public Offering, then the Offer Shares will be reallocated to the Hong Kong Public Offering from the International Offering, so that the total number of Offer Shares available under the Hong Kong Public Offering will represent approximately 30]% (in the case of (i)), 40% (in the case of (ii)) and 50% (in the case of (iii)), respectively, of the total number of Offer Shares initially available under the Global Offering (before any exercise of the Over-allotment Option). In each such case, the number of Offer Shares allocated to the International Offering will be correspondingly reduced in such manner as the Joint Global Coordinators , in their sole and absolute discretion, deem appropriate and in accordance with the Hong Kong Underwriting Agreement. An amount equal to the underwriting commissions on the Offer Shares reallocated from the International Offering to the Hong Kong Public Offering (the “Reallocated Shares”) (which underwriting commission, expressed as a percentage, shall be the same per Reallocated Share as per International Offer Share) shall be withheld by the International Underwriters from the amount otherwise payable hereunder to the Selling Shareholders. For the avoidance of doubt, no underwriting commissions shall be payable by the Selling Shareholders to the Hong Kong Underwriters on any of such Reallocated Shares. The International Underwriters shall have no further payment or other obligations to the Selling Shareholders with respect to the Reallocated Shares; reallocated Shares shall be delivered to investors in the Hong Kong Public Offering specified by the Joint Global Coordinators in the same manner and at the same time as Offer Shares originally included in the Hong Kong Public Offering.

(e)	It is understood and agreed that, pursuant to the Hong Kong Underwriting Agreement and the Agreement Between Syndicates, the Joint Global Coordinators, in their sole and absolute discretion, may (but shall not be obliged to) reallocate all or any of the unsold Hong Kong Offer Shares in the event of an Under-Subscription from the Hong Kong Public Offering to the International Offering (the “Unsold Shares”) to one or more of the International Underwriters in such amounts as the Joint Global Coordinators and each such International Underwriter may agree, whereupon such International Underwriter will become obligated to pay the Offer Price for such Unsold Shares reallocated to such International Underwriter; provided, that such International Underwriter shall be entitled to receive an amount equal to the underwriting commissions on the Unsold Shares reallocated to it (which underwriting commission, expressed as a percentage, shall be the same per such reallocated Unsold Share as per International Offer Share) out of the amounts payable to the Selling Shareholders and no commission shall be payable by the Selling Shareholders to the Hong Kong Underwriters on any of the Unsold Shares reallocated to the International Offering.

(f)	In consideration of the agreement of the Underwriters to purchase or procure purchasers for the Hong Kong Offer Shares and International Offer Shares, the Selling Shareholders shall pay to the Joint Global Coordinators (for themselves and on behalf of the International Underwriters) at each Time of Delivery a gross commission equal to [●]% of the Offer Price for each International Offer Share (including each Unsold Share reallocated to the International Offering, each Reallocated Share reallocated to the Hong Kong Public Offering and each Option Share). The Joint Global Coordinators shall allocate the underwriting commission to all Underwriters in the same proportions, as nearly as may be practicable, as the percentage of Shares set forth opposite the name of the relevant Underwriter in Schedule I-A hereto.

[In addition, the Selling Shareholders shall pay to [all Underwriters] an incentive fee of a total amount of [●], to be allocated among such Underwriters in the same proportions, as nearly as may be practicable, as their respective percentage of entitlement of the underwriting commission as set forth in Schedule I-A out of the aggregate percentage of underwriting commission of all such Underwriters.]

For the avoidance of doubt, (i) no such underwriting commission or incentive fee referred to in this Section 1(f) shall be deducted from the amounts payable to the Company hereunder at such Time of Delivery, and the underwriting commission and/or the incentive fee referred to in this Section 1(f) payable to the Joint Global Coordinators (for themselves and on behalf of the International Underwriters) will be paid by the Company to the Joint Global Coordinators (for themselves and on behalf of the International Underwriters) directly, after the Company receives the proceeds from the Global Offering (after deducting the Trading Fee, the Transaction Levy, the Brokerage or stamp duty in accordance with the Clause 5.1 of the Hong Kong Underwriting Agreement or Section 2(d) of this Agreement), and (ii) 94% of the total proceeds (minus Brokerage, Trading Fee, Transaction Levy and stamp duty) from the Global Offering will be initially paid to the Selling Shareholders by the Company within five business days after the Listing Date proportional to the relevant Selling Shareholders Proportion, subject to further adjustment in accordance with the following:

●	if the total of 1) underwriting commission and the incentive fee payable to Underwriters in relation to the Global Offering and 2) the costs to be borne by the Selling Shareholders referred to in Clause 7.3 of the Hong Kong Underwriting Agreement and Section 7 in this Agreement, is lower than the remaining 6% of the total proceeds (minus Brokerage, Trading Fee, Transaction Levy and stamp duty) from the Global Offering, the difference shall be paid by the Company to the Selling Shareholders after the Company confirms the relevant costs under Clause 7.3 of the Hong Kong Underwriting Agreement and Section 7 in this Agreement proportional to the relevant Selling Shareholders Proportion;

●	if the total of 1) underwriting commission and the incentive fee payable to Underwriters in relation to the Global Offering and 2) the costs to be borne by the Selling Shareholders referred to in Clause 7.3 of the Hong Kong Underwriting Agreement and Section 7 in this Agreement, is greater than the remaining 6% of the total proceeds (minus Brokerage, Trading Fee, Transaction Levy and stamp duty) from the Global Offering, the difference shall be paid by the Selling Shareholders to the Company based on the Selling Shareholders Proportion upon the Company's request after the Company confirms the relevant costs under Clause 7.3 of the Hong Kong Underwriting Agreement and Section 7 in this Agreement.

(g)	In connection with the Global Offering, Credit Suisse (Hong Kong) Limited is expected to act as stabilizing manager (the “Stabilizing Manager”) and may (but shall not be obliged to, and not as agent of the Company), to the extent permitted by applicable Laws, over-allocate or effect transactions in the market or otherwise (whether in Hong Kong or elsewhere) with a view to stabilizing or maintaining the market price of the Shares at a level higher than that which might otherwise prevail in the open market for a limited period after the commencement of trading in the Shares. The Stabilizing Manager may, in its sole and absolute discretion, appoint any of its Affiliates or any other person(s) to be its agent or agents for the purposes of taking any stabilization action pursuant to this subsection (g). Any such agent or agents shall have the rights and authorities conferred upon the Stabilizing Manager pursuant to this subsection (g). Stabilization action taken pursuant to this subsection (g), if commenced, may be discontinued at any time at the sole and absolute discretion of the Stabilizing Manager. Each of the International Underwriters (other than the Stabilizing Manager) hereby undertakes severally (and not jointly or jointly and severally) to each other party (including the Stabilizing Manager) to this Agreement that it will not take or cause or authorize any person to take, and shall cause its respective Affiliates, agents and/or subsidiaries not to take, directly or indirectly (in the open market or otherwise), any stabilization action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or maintenance, in violation of applicable Laws, of the price of any security of the Company. All liabilities, expenses and losses (calculated on a mark-to-market basis at the end of the stabilizing period) arising from stabilization activities and transactions effected by the Stabilizing Manager pursuant to this clause shall be debited, and any profit or gains arising from them shall be beneficially credited, by the Stabilizing Manager to a stabilizing account, the arrangement regarding which shall be a matter exclusively for the Stabilizing Manager and the Joint Global Coordinators upon and subject to the terms and conditions of any separate agreement between them. The Company or the Selling Shareholders shall not be responsible for any expenses, losses or profits arising from stabilizing activities and transactions effected by the Stabilising Manager.

(h)	[●] shall bear the payment of any cost, trading fee, transaction levy chargeable in connection with or tax or any stamp duty arising from any allocation or transfer of shares borrowed under the Stock Borrowing Agreement by the Stabilizing Manager or any International Underwriter to investors under the International Offering.

(i)	Any expenses incurred in connection with funding amounts payable to the Company at a Time of Delivery (including, for the avoidance of doubt, any intra-day funding costs attributable to clearing bank) shall be borne by each of the International Underwriters in the same proportions, as nearly as may be practicable, as the percentage of Firm Shares set forth opposite the name of the relevant International Underwriters in Schedule I-B hereto.

2.            Payment and Delivery.

(a)	The Company hereby appoints Credit Suisse (Hong Kong) Limited as the settlement agent to the Global Offering (the “Settlement Agent”). The time and date of the delivery and payment as described in subsection (b) of this Section 2 shall be made, with respect to the Firm Shares, at or around 9:30 a.m., Hong Kong time, on April [22], 2022 or such other time and date as the Joint Global Coordinators, on behalf of the International Underwriters, the Company and the Selling Shareholders may agree upon in writing, and, with respect to the Option Shares as to which the Over-allotment Option has been exercised, at or around 9:30 a.m., Hong Kong time, on the date specified by the Joint Global Coordinators in the written notice given by the Joint Global Coordinators of the International Underwriters’ election to purchase such Option Shares, or such other time and date as the Joint Global Coordinators, the Company and the Over-allotment Shareholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” each such time and date for delivery of the Option Shares, if not the First Time of Delivery, is herein called the “Additional Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b)	The International Offer Shares purchased hereunder (including any Unsold Shares reallocated to the International Underwriters), shall be made through the facilities of Hong Kong Securities Clearing Company Limited (“HKSCC”) for credit to such account or accounts in the Central Clearing and Settlement System (“CCASS”) as designated by the Joint Global Coordinators (on behalf of the International Underwriters), against payment by or on behalf of such International Underwriter of the International Offer Shares therefor by wire transfer to accounts designated by the Company in the form, and in such authorized denominations and registered in such names as the Joint Global Coordinators may (on behalf of each such International Underwriter) request. The International Underwriters must inform the Joint Global Coordinators, the Company and the Selling Shareholders at least two business days prior to a Time of Delivery if the International Offer Shares are to be delivered to one or more nominees. The Company and the Selling Shareholders will cause the certificates representing the International Offer Shares, as applicable, to be made available for checking at least 24 hours prior to the Time of Delivery.

(c)	It is understood and agreed by the parties hereto that no delivery or transfer of International Offer Shares to be purchased and sold hereunder at a Time of Delivery shall be effective until and unless (i) payment therefor has been made pursuant hereto and (ii) each of CCASS, the Company and Selling Shareholders shall have furnished or caused to be furnished to the Joint Global Coordinators, on behalf of the International Underwriters, at such Time of Delivery, certificates and other evidence satisfactory to the Joint Global Coordinators of such delivery or transfer of International Offer Shares.

(d)	The proceeds from the Global Offering, subject to the deduction of the Trading Fee, the Transaction Levy, the Brokerage or stamp duty as set forth in Clause 5.1 of the Hong Kong Underwriting Agreement or this Section 2(d), shall be initially paid to the Company. At each Time of Delivery, the Joint Global Coordinators shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company hereunder at such Time of Delivery, the aggregate amount of (i) the Trading Fee, the Transaction Levy payable by the Company and the Selling Shareholders, on one hand, and purchasers of the International Offer Shares on the other hand (including any Unsold Shares reallocated to the International Offering) which the Joint Global Coordinators will pay to the SEHK and the SFC, as applicable, on behalf of the Company and the Selling Shareholders, (ii) the Brokerage payable by purchasers of the International Offer Shares (including any Unsold Shares reallocated to the International Offering), which shall be remitted by each of the International Underwriters to the Settlement Agent on or before each Time of Delivery, and which will be allocated by the Settlement Agent among the International Underwriters in the same proportion, as nearly as may be practicable, as the percentage of Firm Shares set forth opposite the name of the relevant International Underwriter in Schedule I-B hereto, and (iii) all stamp duty incurred in relation to the Global Offering. To the extent that the amounts deducted at any Time of Delivery from the amounts payable to the Company are insufficient to cover the amounts payable to the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters hereunder, the Company or the Selling Shareholders shall pay in full the shortfall forthwith upon demand by the relevant party to which the amount is payable by the Company or the Selling Shareholders.

(e)	The deliveries of the documents described in Section 8 hereof shall be made (i) with respect to the Firm Shares, at or prior to the First Time of Delivery, and (ii) with respect to the Option Shares as to which the Over-allotment Option has been exercised, at the Additional Time of Delivery of such Option Shares, in each case at the offices of Clifford Chance, 27th Floor, Jardine House, One Connaught Place, Hong Kong (the “Closing Location”). A meeting will be held at the Closing Location at 8:00 p.m., Hong Kong time, on the business day immediately preceding the relevant Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto and their respective counsel.

3.            Representations and Warranties.

(a) The Company represents and warrants to, and agrees with, each of the Joint Global Coordinators, Joint Sponsors, Joint Bookrunners, Joint Lead Managers and the International Underwriters the terms as set forth in Part A of Schedule III hereto. Each of such representations and warranties is made on the date hereof and deemed to be repeated as of the Time of Sale and at each Time of Delivery (as defined in Section 2 hereof) unless otherwise specifically set forth herein with reference to the facts and circumstances then subsisting.

(b) Each of the Selling Shareholders, severally but not jointly, represents and warrants to each of the Joint Global Coordinators, Joint Sponsors and International Underwriters as set forth in Part B of Schedule III hereto. Each of such representations and warranties is made on the date hereof and deemed to be repeated as of the Time of Sale and at each Time of Delivery (as defined in Section 2 hereof) unless otherwise specifically set forth herein with reference to the facts and circumstances then subsisting. For the avoidance of doubt, representations and warranties given by each of the Selling Shareholder shall be limited to representations and warranties with respect to itself only as set forth under Part B of Schedule III hereto and no Selling Shareholder shall be liable for representations and warranties given by the Company and/or another Selling Shareholder. Any reference to "representations and warranties" by or otherwise relate to a Selling Shareholder under this Agreement shall be construed accordingly.

Any certificate signed by any officer or director of the Company and delivered to the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers or the International Underwriters or any counsel for the International Underwriters in connection with the International Offering shall be deemed to be a representation and warranty by the Company as to matters covered thereby, to each of the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters.

4.            Covenants of the Company.

(a)	The Company agrees and undertakes with each of the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters:

(i)	(A) to pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the First Time of Delivery, (B) to file the Prospectus in a form approved by the International Underwriters with the Commission pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Offer Shares or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A or 430B under the Securities Act, and (C) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Offer Shares. The Company will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and to furnish copies of the Final International Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 5:00 P.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Joint Representatives may reasonably request;

(ii)	to deliver, without charge, (A) to the Joint Global Coordinators and counsel for the International Underwriters, copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (B) to each International Underwriter (i) as many copies of the Preliminary International Prospectus as such International Underwriter reasonably requested, and the Company hereby consents to the use of such copies for the purposes permitted by the Securities Act, and (ii) during the Prospectus Delivery Period (as defined below), such number of copies of the Final International Prospectus (including all amendments and supplements and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Joint Global Coordinators may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offer Shares as a prospectus relating to the Offer Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offer Shares by any International Underwriter or dealer. The copies of the Registration Statement, the Preliminary International Prospectus, the Final International Prospectus and any amendments or supplements thereto furnished to the International Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission via EDGAR, except to the extent permitted by Regulation S-T;

(iii)	during the Prospectus Delivery Period, to furnish to the Joint Global Coordinators a copy of each such proposed Issuer Free Writing Prospectus, amendment or supplement for review reasonably in advance of making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus or any amendment or supplement to the Registration Statement or the Final International Prospectus, and not to make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Joint Global Coordinators object;

(iv)	(A) if during the Prospectus Delivery Period any event shall occur or condition shall exist as a result of which the Final International Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Final International Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Final International Prospectus to comply with the Laws, the Company will immediately notify the International Underwriters thereof and forthwith prepare and, subject to paragraph (iii) above, file with the Commission and, at its own expense, furnish to the International Underwriters and to such dealers as the Joint Global Coordinators may designate, such amendments or supplements to the Final International Prospectus (or any document incorporated by reference therein) as may be necessary so that the statements in the Final International Prospectus as so amended or supplemented (or any document incorporated by reference therein) will not, in the light of the circumstances existing when the Final International Prospectus is delivered to a purchaser, be misleading or so that the Final International Prospectus will comply with the Laws;

(B) if at any time prior to the First Time of Delivery Date (i) any event shall occur or condition shall exist as a result of which the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Disclosure Package to comply with law, to notify the International Underwriters thereof as promptly as practicable and forthwith prepare and, subject to paragraph (iii) above, file with the Commission (to the extent required) and furnish to the International Underwriters and to such dealers as the Joint Global Coordinators may designate, such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Disclosure Package will comply with the Laws;

(v)	unless with the prior written consent of Joint Global Coordinators, not to make any offer relating to the Offer Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Joint Global Coordinators will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Annex A hereto and any roadshow material that is a “written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Joint Global Coordinators. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Joint Global Coordinators as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary International Prospectus or the Final International Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Joint Global Coordinators and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi)	to advise the Joint Global Coordinators promptly, and confirm such advice in writing, during the Prospectus Delivery Period, (A) when any amendment to the Registration Statement has been filed or becomes effective, (B) when any supplement to the Final International Prospectus or any amendment to the Final International Prospectus or any Issuer Free Writing Prospectus has been filed, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final International Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, (D) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary International Prospectus or the Final International Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, (E) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Final International Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Final International Prospectus, the Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading, (F) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, and (G) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Offer Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary International Prospectus or the Final International Prospectus or suspending any such qualification of the Offer Shares and, if any such order is issued, will make every reasonable efforts to obtain as soon as possible the withdrawal thereof;

(vii)	to furnish such information and otherwise to cooperate or take such action as may be required by the Joint Global Coordinators to qualify the Offer Shares for offering and sale under the securities laws of such jurisdictions as the Joint Global Coordinators may designate, to maintain such qualifications in effect and to comply with such Laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offer Shares; provided, however, the Company shall not be obliged to file any general consent to service of process (except service of process with respect to the offering and sale of the Offer Shares) or to qualify as a foreign corporation in any jurisdiction in which it is not qualified; to promptly advise the Joint Global Coordinators of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offer Shares, for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(viii)	during a period of three years from the effective date of the Registration Statement, to furnish to the Joint Global Coordinators and, upon request, to each of the other International Underwriters copies of its annual report to its shareholders, and to deliver to the Joint Global Coordinators (A) as soon as they are available, copies of any reports and financial statements furnished to or filed with the SEHK, the SFC, the Commission, any securities exchange on which any class of securities of the Company is listed or mailed to shareholders, and (B) such additional information concerning the business and financial condition of the Company as the Joint Global Coordinators may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to the Company’s shareholders generally or to the Commission); provided, however, that in each case, the Company will have no obligation to deliver such reports or other communications (financial or other) to the extent they are publicly available on the Company’s website or the Commission’s EDGAR system or the reporting system of such securities exchange;

(ix)	to make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158( under the Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158),;

(x)	to have the Offer Shares approved for listing on the SEHK by the First Time of Delivery and maintain a listing for and will refrain from taking any action that could jeopardize the listing status of, the Class A Shares on the Main Board, and comply with the Listing Rules and all requirements of the Stock Exchange and the SFC, for at least two years after all of the conditions in section 8 have been fulfilled (or waived) except following a withdrawal of such listing which has been approved by the relevant shareholders of the Company in accordance with the Listing Rules or following an offer (within the meaning of the Codes on Takeovers and Mergers and Share Buy-backs) for the Company becoming unconditional;

(xi)	upon reasonable request of any Joint Global Coordinator, Joint Sponsor, Joint Bookrunner, Joint Lead Manager or International Underwriter, to furnish, or cause to be furnished, to such Joint Global Coordinator, Joint Sponsor, Joint Bookrunner, Joint Lead Manager or International Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such International Underwriter for the purpose of facilitating the online offering of the Offer Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred and shall terminate upon completion of the distribution of the Offer Shares;

(xii)	complying with the SEHK's rules, guidance or other regulatory requirements to publish and disseminate to the public, under certain circumstances, information affecting the information contained in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Final International Prospectus and any information so required by the SEHK to be published and disseminated to the public;

(xiii)	to maintain accounting and management systems that are relevant (A) to the obligations of the Company and its directors to comply with the Listing Rules and other legal and regulatory requirements and (B) to make a proper assessment of the financial position and prospects of the Company and other members of the Group both before and after listing on the SEHK;

(xiv)	to ensure that any issues identified and as disclosed in any internal control report prepared by the Internal Control Consultant have been, are being or will promptly be rectified or improved to a sufficient standard or level for the operation and maintenance of efficient systems of internal accounting and financial reporting controls and disclosure and corporate governance controls and procedures that are effective to perform the functions for which they were established and to allow compliance by the Company and its board of directors with all applicable Laws and, without prejudice to the generality of the foregoing, to such standard or level recommended or suggested by the Internal Control Consultant in its internal controls report;

(xv)	for so long as the Offer Shares are outstanding, to file with the SEHK, the SFC, and any other relevant authority in Hong Kong and other relevant jurisdictions, such relevant reports, documents, agreements and other information which may from time to time be required by applicable Laws to be so filed because the Offer Shares are outstanding;

(xvi)	to qualify the Offer Shares for offer and sale under the securities laws of such jurisdictions as the Joint Global Coordinators shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Offer Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject;

(xvii)	to not attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the Global Offering, it will use its reasonable efforts to obtain and maintain all approvals required, if any, in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Offer Shares; and (iii) it will use its reasonable efforts to obtain and maintain all approvals required, if any, in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes;

(xviii)	to promptly notify the Joint Global Coordinators if the Company ceases to be an “emerging growth company,” as defined in Section 2(a) of the Securities Act (“Emerging Growth Company”) or a “foreign private issuer” as defined in Rule 405 under the Securities Act and Rule 3b-4 under the Exchange Act (“Foreign Private Issuer”) at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the Lock-up Period.

(xix)	not to, and to cause any of its directors, officers, employees, Affiliates and/or agents, not to (whether directly or indirectly, formally or informally, in writing or verbally) provide any material information, including forward looking information (whether qualitative or quantitative) concerning the Company that is not, or is not reasonably expected to be, included in each of the Registration Statement, the Disclosure Package and the Final International Prospectus or publicly available, to any research analyst at any time up to and including the fortieth day immediately following the date on which the International Offering Price is determined;

(xx)	not to, and to cause its Affiliates or persons acting on its or their behalf (other than the International Underwriters and their respective Affiliates) not to, distribute prior to the Time of Delivery any offering material in connection with the offer and sale of the Offer Shares other than the Registration Statement, the Disclosure Package and the Final International Prospectus;

(xxi)	not to, and cause its Affiliates not to, directly or indirectly, take any action designed to or that constituted or which could reasonably be expected to (A) cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offer Shares or (B) result in a violation of Regulation M under the Exchange Act;

(xxii)	not to, and cause its Affiliates or any of its or its Affiliates’ respective promoters, representatives, partners, directors, officers, employees, assignees, advisers, consultants and agents, or any person acting on its behalf or on behalf of any of the foregoing persons not to, (A) take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of any security of the Company or otherwise in violation of applicable Laws (including but not limited to the Securities and Futures (Price Stabilizing) Rules); (B) take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance; or (C) take or omit to take, directly or indirectly, any action which may result in the loss by the Stabilising Manager of the ability to rely on any stabilisation safe harbour provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise;

(xxiii)	prior to the completion of the Global Offering as notified by the Joint Global Coordinators, without prior approval by the Joint Global Coordinators, not to, or to procure or permit any of its Affiliates not to (A) enter into or assume or otherwise agree to be bound by any contract or agreement, (B) incur, assume or acquire or otherwise agree to become subject to any liability, (C) cancel, waive, release or discount in whole or in part any debt or claim, or (D) acquire or dispose of or agree to acquire or dispose of any business or asset, which in each case would, or could reasonably be expected to, materially and adversely affect the Global Offering or have a Material Adverse Effect;

(xxiv)	to do and perform all things required to be done and performed under this Agreement by it prior to or after each Time of Delivery and to satisfy all conditions precedent on its part to the delivery of the International Offer Shares as set forth herein;

(xxv)	subject to any waiver granted by the Stock Exchange, procuring that no connected person or its associates (both as defined in the Listing Rules) will, by itself or through a company controlled by it, apply for International Offer Shares either in its own name or through nominees, unless permitted to do so under the Listing Rules or having obtained confirmation to that effect, and if the Company shall become aware of any application or indication of interest for International Offer Shares by any connected person, controlled company or nominee, it shall forthwith notify the Joint Global Coordinators (for itself and on behalf of the Joint Bookrunners, the Lead Managers and the International Underwriters);

(xxvi)	to indemnify and hold each of the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, any of their Affiliates, harmless against any documentary, stamp or similar issuance or transfer Taxes, and any transaction levies, commissions or brokerage charges, including, without limitation, any interest and penalties, payable in Hong Kong, the Cayman Islands, the United States or any other jurisdictions which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Offer Shares as contemplated in the Registration Statement, the Disclosure Package or the Final International Prospectus and the execution and delivery of this Agreement, and, in particular, to indemnify and hold the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, any of their Affiliates, harmless against any Trading Fee, Transaction Levy or other levy which may be required to be paid in connection with the issuance of the Offer Shares and the listing of the Offer Shares on the SEHK (except where any of the foregoing persons purchase the International Offer Shares for their own proprietary investment accounts); and

(xxvii)	with the prior written consent of the Company, the Joint Global Coordinators may release or waive the restrictions set forth in a lock-up letter described in Section 8(u) for any party thereunder; if the Joint Global Coordinators, with prior written consent of the Company, agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(u) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release through a major news service at least two business days before the effective date of the release or waiver.

(b)	The Company hereby undertakes to each of the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters that, for the period commencing on the Price Determination Date and ending on, and including, the date that is six months after the Price Determination Date (the “Lock-Up Period”), or such earlier date that the Joint Sponsors (for themselves and on behalf of the Underwriters) consent to in writing, and unless in compliance with the requirements of the Hong Kong Listing Rules, the Company will not, directly or indirectly, take any of the following actions with respect to its Shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of its Shares or ADSs (the “Lock-Up Securities”):

(i)	offer, sell, issue, pledge, contract to sell or otherwise dispose of Lock-Up Securities; or

(ii)	offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities; or

(iii)	establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the U.S. Exchange Act; or

(iv)	file with the SEC a registration statement under the U.S. Securities Act relating to Lock-Up Securities, other than registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan described in the Hong Kong Prospectus, without the prior written consent of the Joint Sponsors, provided, however, that the Company shall be permitted during the Lock-Up Period to

(i)	sell, or cause to be sold, the Offer Shares to be sold and/or issued hereunder, including, for avoidance of doubt, any Shares to be loaned and sold pursuant to the borrowing arrangement by and among the Stabilizing Manager and the Over-allotment Shareholders, which arrangement is intended to facilitate stabilizing activities in connection with the Global Offering;

(ii)	issue Shares or ADSs or the grant of options to purchase Shares, restricted shares, restricted share units or any other equity-linked rights issuable under the Share Incentive Plan existing on the date of this Agreement, including the effect of one or more bulk issuances of Shares, or ADSs upon deposit of Shares with the Company's depositary bank, and delivered to the Company's brokerage accounts existing on the date of this Agreement, in contemplation of future issuance under the Share Incentive Plans disclosed in the Hong Kong Prospectus;

(iii)	effect any capitalization issue, capital reduction or consolidation or sub-division of the Shares;

(iv)	issue securities upon the exercise of an option or a warrant, the vesting of a restricted share unit or the conversion of a security outstanding on the date of this Agreement;

(v)	issue any securities by the Company in connection with the Company's acquisition of one or more businesses, assets, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions, provided that the recipients of such securities execute a lock-up agreement in favor of the Underwriters containing substantially the same obligations as those to be set forth in the International Underwriting Agreement; and

(vi)	repurchase securities pursuant to the share repurchase programs of the Company existing on the date of this Agreement.

(c)	The Company agrees and undertakes with the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters to complete all undertakings made in communications to the SEHK.

5.            Covenants of the Selling Shareholders. Each of the Selling Shareholders, severally but not jointly, agrees and undertakes with each of the Joint Global Coordinators, the Joint Sponsors and the International Underwriters to comply with the following:

(a)	if during the Prospectus Delivery Period, (A) any event shall occur or any circumstance shall exist which renders or could render untrue or inaccurate or misleading in any respect any of the representations and warranties and other statements of such Selling Shareholder herein, or (B) such Selling Shareholder becomes aware of any event or circumstance as a result of which it is necessary to amend the Registration Statement, the Disclosure Package, the Final International Prospectus or any Issuer Free Writing Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b)	not to, and to cause its subsidiaries and its directors, officers, employees, Affiliates, agents and any person acting on behalf of such Selling Shareholder or on behalf of any of the foregoing persons not to, use, directly or indirectly, any proceeds from the sale of the Offer Shares (A) to fund, directly or indirectly, activities or business with, or for the benefit of, any government, individual or entity that is the subject of any OFAC-administered sanctions or any other sanctions under the Sanctions Laws and Regulations, or (B) in a manner that would result in a violation by any Person (including, any Person participating in the offering, whether as underwriter, advisor, investor or otherwise) of any regulation or statute of the United States, including, without limitation, the Trading with the Enemy Act (as amended), the International Emergency Economic Powers Act (as amended), the Iran Sanctions Act (as amended), the United Nations Participation Act (as amended), the Syria Accountability and Lebanese Sovereignty Act or any economic sanctions administered by OFAC or any other Sanctions Laws and Regulations;

(c)	until the Joint Global Coordinators have notified the Company of the completion of the distribution of the International Offer Shares, not to, and to cause its directors, officers, employees, Affiliates and agents and persons acting on behalf of such Selling Shareholder or on behalf of any of the foregoing persons not to, either alone or with one or more other persons, engage in, directly or indirectly, any act or course of conduct (A) that creates a false or misleading impression as to the market in or the value of the Shares and any associated securities, or (B) the purpose of which is to create actual or apparent active trading in, or to raise the price of, the Shares;

(d)	not to, and cause its Affiliates or any of its or its Affiliates’ respective promoters, representatives, partners, directors, officers, employees, assignees, advisers, consultants and agents, or any person acting on its behalf or on behalf of any of the foregoing persons not to, (A) take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of any security of the Company or otherwise in violation of applicable Laws (including but not limited to the Securities and Futures (Price Stabilizing) Rules); (B) take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance; or (C) take or omit to take, directly or indirectly, any action which may result in the loss by the Stabilising Manager of the ability to rely on any stabilisation safe harbour provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise;

(e)	to do and perform all things required to be done and performed under this Agreement by it prior to or after each Time of Delivery and to satisfy all conditions precedent on its part to the delivery of the International Offer Shares as set forth herein;

(f)	to indemnify and hold each of the Joint Global Coordinators, the Joint Bookrunners and the International Underwriters and their respective Affiliates harmless against any documentary, stamp or similar issuance or transfer Taxes and any transaction levies, commissions or brokerage charges, including, without limitation, any interest and penalties, payable in Hong Kong, the PRC or any other jurisdiction which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Offer Shares as contemplated in each of the Disclosure Package and the Final Offering Circular and the execution and delivery of this Agreement, and, in particular, to indemnify and hold the Joint Global Coordinators, the Joint Bookrunners and the International Underwriters and their respective Affiliates harmless against the Trading Fee and Transaction Levy, if any, which may be required to be paid in connection with the offer and sale of the Offer Shares and the listing of the Shares on the Stock Exchange (except where such International Underwriters purchase Offer Shares for their investment accounts); and

(g)	to deliver to each International Underwriter, prior to the First Time of Delivery, a properly contemplated and executed International Revenue Service ("IRS") Form W-9 or an IRS Form W-8, as applicable and as appropriate, together with all required attachments to such form.

6.            Issuer Free Writing Prospectus and Testing-the-Waters Communication.

(a)            The Company represents and agrees that, without the prior consent of the Joint Global Coordinators, it has not made and will not make any offer relating to the Offer Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each International Underwriter represents and agrees that, without the prior consent of the Company and the Joint Global Coordinators, it has not made and will not make any offer relating to the Offer Shares that would constitute a free writing prospectus required to be filed with the SEC; any such free writing prospectus the use of which has been consented to by the Company and the Joint Global Coordinators is listed on Schedule II hereto;

(b)            The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the SEC or retention where required and legending;

(c)            The Company agrees that if at any time following the issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Final International Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Joint Global Coordinators and, if requested by the Joint Global Coordinators, will prepare and furnish without charge to each International Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation, warranty and undertaking shall not apply to any statements or omissions contained in any Issuer Free Writing Prospectus made in reliance upon and in conformity with the International Underwriter Information (as defined below); and

(d)            The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Joint Global Coordinators; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication other than those agreed to by the Joint Global Coordinators; and the Company reconfirms that the International Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications.

7.            Covenant of the Company and Selling Shareholders to Pay Costs. The Company and the Selling Shareholders covenant and agree with each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters to pay or cause to be paid all costs, expenses, fees, charges and Taxes in connection with or incidental to the Global Offering (whether or not the Global Offering is consummated), which shall include, without limitation, those relating to:

(a)	fees and expenses of the Reporting Accountant;

(b)	fees and expenses of the Hong Kong Share Registrar and the White Form eIPO Service Provider;

(c)	fees and expenses of all Legal Advisers and any other legal advisors to the Company and the Underwriters;

(d)	fees and expenses of any public relations consultants;

(e)	fees and expenses of the Internal Control Consultant and the Industry Consultant;

(f)	fees and expenses of the Company's cyber security counsel;

(g)	fees and expenses of any translators engaged by the Company;

(h)	fees and expenses of the Receiving Bank and the Nominee;

(i)	fees and expenses of other agents, consultants and advisors of the Company relating to the Global Offering;

(j)	fees and expenses related to the application for dual primary listing of the Class A Shares on the Main Board, the registration of any documents with any relevant authority and the qualification of the Offer Shares in any other jurisdiction as referred to in the Offering Documents;

(k)	all roadshow costs and expenses (including the fees and expenses of the roadshow coordinator engaged by the Company);

(l)	costs and expenses incurred for conducting pre-marketing;

(m)	fees and expenses of the financial printer retained for the Global Offering;

(n)	all printing and advertising costs in relation to the Global Offering;

(o)	all costs of preparation, printing, despatch and distribution of the Offering Documents in relation to the Global Offering, and all amendments and supplements thereto;

(p)	all costs and expenses for printing and distribution of research reports, and conducting the syndicate analysts' briefing;

(q)	all costs of printing, despatch and distribution (including transportation, packaging and insurance) of share certificates, letters of regret and refund cheques;

(r)	all capital duty (if any), premium duty (if any), tax, levy and other fees, costs and expenses payable in respect of the creation and issue of the Offer Shares, the Global Offering, the execution and delivery of and the performance of any provisions of this Agreement;

(s)	all travelling, telecommunications, postage, roadshow and other out-of-pocket expenses incurred by the Underwriters or any of them or on their or its behalf under this Agreement or in connection with the Global Offering;

(t)	all costs and expenses incurred by the Company related to the launching of the Global Offering;

(u)	fees and expenses related to the application for listing of and permission to deal in the Hong Kong Offer Shares on the Stock Exchange;

(v)	fees and expenses related to the registration of the Offering Documents with any relevant authority, including without limitation, the Registrar of Companies in Hong Kong;

(w)	all processing charges and related expenses payable to Hong Kong Securities Clearing Company Limited; and

(x)	all CCASS transaction fees payable in connection with the Global Offering;

which shall be borne by the Company and the Selling Shareholders in the proportion of 75% and 25%, respectively, and the Company and the Selling Shareholders shall pay or cause to be paid, in the proportion of 75% and 25% respectively, all the fees, costs, charges, Taxation and expenses incurred in connection with the dual primary listing of the Class A Shares on the Main Board including, without limitation, Brokerage, Trading Fee and Transaction Levy payable by the Company and the Selling Shareholders and any stamp or capital duty or other similar tax arising from the creation, issue and allotment or sale of Offer Shares pursuant to the Global Offering (the "Offering Expenses"), and excluding Taxation imposed in respect of net income or profit by a taxing jurisdiction wherein the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Underwriters are incorporated, resident or have a fixed place of business, imposed on or with respect to any commission or fees received by any of such parties pursuant to this Agreement. Each Selling Shareholder shall bear the Offering Expenses proportional to their relevant Selling Shareholder Proportion.

The Company shall further pay to the Joint Sponsors the sponsor fee, or other fees and expenses of such amount and in such manner as have been separately agreed between the Company (or any member of the Group) and the Joint Sponsors pursuant to and in accordance with the terms of the engagement letters of the Joint Sponsors with the Company.

For the avoidance of doubt, 1) the Company and the Selling Shareholders shall reimburse the Joint Global Coordinators (for themselves and on behalf of the Joint Bookrunners, the Joint Lead Managers and International Underwriters) the stamp duty for the Offer Shares referred to in Section 7 which have been incurred and paid or are liable to be paid by the Joint Global Coordinators (for themselves and on behalf of the Joint Bookrunners, the Joint Lead Managers and International Underwriters); and 2) fees and expenses of all agents, consultants and advisors of to the Selling Shareholders, including its legal advisors, as well as all costs and expenses incurred by the Selling Shareholders related to the Global Offering shall be borne by the Selling Shareholders.

8.      Conditions to the Obligations of the International Underwriters. The several obligations of the International Underwriters hereunder are subject to (x) all the respective representations and warranties and other statements herein on the part of the Company and the Selling Shareholders being true and accurate and not misleading as of or before each Time of Delivery, (y) the performance and compliance with by the Company and the Selling Shareholders of all of their obligations and undertakings hereunder and (z) the following additional conditions precedent; provided, however, that the Joint Global Coordinators may, in their sole and absolute discretion, waive or modify (with or without condition(s) attached) any condition precedent set forth in this Section 8; provided, further, that, with respect to the First Time of Delivery, the latest time for the Joint Global Coordinators to exercise its discretion in respect of the conditions set forth in this Section 8 shall be 8:00 a.m., Hong Kong time, on the day of the First Time of Delivery:

(a)	The Final International Prospectus shall have been filed with the SEC pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; all materials required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the SEC within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC and no notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Preliminary International Prospectus, Final International Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the Joint Global Coordinators ;

(b)	the Joint Global Coordinators shall have received at each Time of Delivery an opinion of Clifford Chance, counsel for the International Underwriters as to Hong Kong law, dated the applicable Time of Delivery and in form and substance satisfactory to the Joint Global Coordinators;

(c)	the Joint Global Coordinators shall have received at each Time of Delivery an opinion and a 10b-5 disclosure letter of Clifford Chance US LLP, counsel to the International Underwriters as to U.S. law, dated the applicable Time of Delivery in form and substance satisfactory to the Joint Global Coordinators;

(d)	the Joint Global Coordinators shall have received at each Time of Delivery an opinion of Jingtian & Gongcheng, counsel to the International Underwriters as to the PRC law, dated the applicable Time of Delivery and in form and substance satisfactory to the Joint Sponsors and the Joint Global Coordinators;

(e)	Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company as to U.S. law, shall have furnished to the Joint Global Coordinators at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion and a 10b-5 disclosure letter addressed to the International Underwriters, dated the applicable Time of Delivery, in form and substance satisfactory to the Joint Global Coordinators;

(f)	Skadden, Arps, Slate, Meagher & Flom, counsel to the Company as to Hong Kong law, shall have furnished to the Joint Global Coordinators at each Time of Delivery an opinion addressed to the Joint Global Coordinators, the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, dated the applicable Time of Delivery, in form and substance satisfactory to the Joint Sponsors and the Joint Global Coordinators;

(g)	Han Kun Law Offices, counsel to the Company as to PRC law, shall have furnished to the Joint Global Coordinators at each Time of Delivery copies of its opinion addressed to the Company and expressly authorizing disclosure of such opinion to the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, dated the applicable Time of Delivery, in the form and substance satisfactory to the Joint Sponsors and the Joint Global Coordinators;

(h)	Maples and Calder (Hong Kong) LLP, counsel to the Company as to Cayman Islands law, shall have furnished to the Joint Global Coordinators at each Time of Delivery copies of its opinion addressed to the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, dated such Time of Delivery, in form and substance satisfactory to the Joint Sponsors and the Joint Global Coordinators;

(i)	legal opinions from the Selling Shareholders' HK, US and Cayman/BVI Counsel, in form and substance satisfactory to the Joint Sponsors and the Joint Global Coordinators;

(j)	the Accountants shall, at the date of this Agreement and at each Time of Delivery, have furnished to the Joint Global Coordinators a comfort letter or letters addressed to the Joint Global Coordinators (for themselves and on behalf of the International Underwriters) and several other International Underwriters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Joint Global Coordinators, which letters shall cover, without limitation, the various financial disclosures contained in each of the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus and the Final International Prospectus;

(k)	none of the Company nor any other members of the Group (A) shall have sustained, since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Final International Prospectus, any losses, liabilities, damages, payments, costs, charges, expenses, claims and Taxation or interference with its business from fire, explosion, flood, windstorm, earthquake or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Final International Prospectus, and (B) since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Final International Prospectus, there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries, or any adverse change, or any development involving a prospective adverse change, in or affecting the general affairs, management, business, prospects, solvency, condition (financial, operational, legal or otherwise), shareholders’ equity or results of operations of the Company and its subsidiaries, whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package or the Final International Prospectus, the effect of which, in any such case described in subsection (A) or (B) above, individually or in the aggregate, is in the sole and final judgment of the Joint Global Coordinators so material and adverse as to make it impracticable or inadvisable to proceed with the Global Offering or the delivery of the Offer Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Final International Prospectus;

(l)	at each of the Time of Sale and at each Time of Delivery, the Company does not and will not have any debt securities outstanding that are rated by a “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act;

(m)	on or after the Time of Sale, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the Nasdaq Global Select Market or The Stock Exchange of Hong Kong Limited; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities, or Hong Kong or PRC authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, Hong Kong or the PRC; (iv) the imposition of the proposal of exchange controls by any Governmental Authority in Hong Kong or the PRC; (v) the outbreak or escalation of hostilities involving the United States or the PRC or the declaration by the United States or the PRC of a national emergency or war; or (vi) the occurrence of any other calamity or crisis or any material adverse change in financial, political or economic conditions in the United States, Hong Kong or the PRC, if the effect of any such event specified in clause (v) or (vi) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offer Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Final International Prospectus;

(n)	the Hong Kong Underwriting Agreement shall have been executed by the parties thereto and shall have become unconditional and not have been terminated, voided or otherwise ceased to have effect, and the Hong Kong Public Offering contemplated by the Hong Kong Underwriting Agreement shall have become unconditional and shall be closing substantially and concurrently with the closing contemplated hereunder;

(o)	the Company shall have obtained approval from the SEHK granting the listing of, and permission to deal in, the Shares on the SEHK, and such approval shall not have been revoked or suspended;

(p)	The Lender shall have entered into the Stock Borrowing Agreement as of the date hereof, and the Borrower shall have received executed copies thereof;

(q)	the Company shall, at each Time of Delivery, have furnished or caused to be furnished to the Joint Global Coordinators a certificate of the officer of the Company, dated the applicable Time of Delivery, satisfactory to the Joint Global Coordinators and in the form set forth in Exhibits A1 hereto;

(r)	each of the Selling Shareholders shall have signed and furnished to the Joint Global Coordinators a certificate, in the form attached hereto as Exhibit A2, dated such Time of Delivery, to the effect that the representations and warranties of such Selling Shareholders contained in this Agreement are true, accurate and not misleading as at the Time of Sale and such Time of Delivery and that such Selling Shareholders has performed all obligations and satisfied all conditions on its part to be performed or satisfied hereunder on or before such Time of Delivery. Each Selling Shareholder shall have furnished or caused to be furnished to the Joint Global Coordinators documents or certificates relating to such other matters as the Joint Global Coordinators may request;

(s)	the Company shall, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have furnished or caused to be furnished to the Joint Global Coordinators a certificate of its Chief Financial Officer, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, satisfactory to the Joint Global Coordinators and in the form set Forth in Exhibit B hereto;

(t)	the Company shall, at each Time of Delivery, have furnished or caused to be furnished to the Joint Global Coordinators a certificate of its joint company secretary, dated the applicable Time of Delivery, satisfactory to the Joint Global Coordinators and in the form set Forth in Exhibit C hereto;

(u)	Each party set forth in Exhibit E attached hereto shall have entered into a lock-up agreement in the form attached as Exhibit F hereto;

(v)	the Company shall have furnished or caused to be furnished to the Joint Global Coordinators such other information, documents and certificates as to the accuracy and completeness of any statement in each of the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus and the Final International Prospectus or other matters at and as of each Time of Delivery, as the Joint Global Coordinators may reasonably request;

(w)	no Preliminary Prospectus, Issuer Free Writing Prospectus or Prospectus or amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall have been filed to which the Joint Global Coordinators shall have reasonably objected in writing;

(x)	none of the directors of the Company has revoked or withdrawn the authority and confirmations in the responsibility letter, statement of interests and power of attorney issued by him or her to the Company and the Joint Sponsors, and such authority and confirmations remain in full force and effect;

(y)	none of the Joint Sponsors, Accountants, or any legal adviser providing an opinion pursuant to this Section 8 has withdrawn its consent to the issue of each of the Registration Statement, the Disclosure Package and the Final International Prospectus with the inclusion of its reports, letters, summaries of valuations and legal opinions (as the case may be) and references to its name included in the form and context in which it appears in the Registration Statement, the Disclosure Package or the Final International Prospectus; and

(z)	subsequent to the respective dates of which information is given in the Registration Statement, the Disclosure Package and the Final International Prospectus, the Company shall not have purchased any of its issued share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital of any class.

9.            Indemnity and Contribution.

(a)	Each of the Company and the Selling Shareholders, severally will indemnify and hold harmless each International Underwriter and each of their respective Affiliates, as well as the respective representatives, partners, directors, officers, employees, assignees, advisers, consultants and agents of each of the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers, and the International Underwriters and of each of their respective Affiliates, any person who controls any such International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, against any losses, claims, damages or liabilities, joint or several, to which such International Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary International Prospectus, the Pricing Prospectus or the Final International Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Securities Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each International Underwriter for any legal or other expenses incurred by such International Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company or the Selling Shareholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary International Prospectus, the Pricing Prospectus or the Final International Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the International Underwriter Information. As used in this Agreement with respect to an International Underwriter and an applicable document, “International Underwriter Information” shall mean the written information furnished to the Company by such International Underwriter through the Joint Global Coordinators expressly for use therein; it being understood and agreed that the only such information is the name and address of such International Underwriter appearing in the Registration Statement, the Disclosure Package or the Final International Prospectus (collectively, the “International Underwriter Information”).

(b)	Each International Underwriter, severally and not jointly, will indemnify and hold harmless the Company, the Selling Shareholders, and each of their directors, its officers who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Shareholders within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary International Prospectus, the Pricing Prospectus or the Final International Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, Preliminary International Prospectus, the Pricing Prospectus or the Final International Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the International Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be instituted involving any indemnified party and it shall notify the indemnifying party of the commencement thereof in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel satisfactory to the indemnified party within a reasonable time (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party and any others the indemnifying party may designate in such action and shall pay the reasonable fees and disbursements of such counsel related to such action. In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any action or related action in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any International Underwriter, its affiliates, directors, officers and employees and any control persons of such International Underwriter shall be designated in writing by the Joint Global Coordinators and any such separate firm for the Company, the Selling Shareholders, and each of their directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any action effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)	If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the International Underwriters on the other from the offering of the International Offer Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the International Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the International Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the International Underwriters, in each case as set forth in the table on the cover page of the Final International Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the International Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (c) were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (c), no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the International Offer Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Underwriters' obligations in this subsection (c) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)	In the event that any award, order or judgment given or made in relation to any amount due hereunder to the International Underwriters or any indemnified party entitled to seek indemnity against the Company or the Selling Shareholders hereunder that is expressed and paid in a currency (the “relevant currency”) other than United States dollars, the Company or the Selling Shareholders will, severally, indemnify each International Underwriter or such other indemnified party against any loss incurred by such International Underwriter or such other indemnified party as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the relevant currency for the purpose of obtaining or enforcing such award, order or judgment and (b) the rate of exchange at which such International Underwriter or other indemnified party is able to purchase United States dollars with the amount of the relevant currency actually received by such International Underwriter or other indemnified party. The foregoing indemnity shall constitute a separate and independent obligation of the Company or the Selling Shareholders and shall continue in full force and effect notwithstanding any such award, order or judgment as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

10.            Increase in International Underwriters’ Commitments.

(a)	If any International Underwriter shall default in its obligation to take up and pay for the International Offer Shares which it has agreed to purchase hereunder at a Time of Delivery, the Joint Global Coordinators may in their discretion arrange for one or more International Underwriters or other parties to purchase, such International Offer Shares on the terms contained herein. If within thirty-six hours after such default by any International Underwriter the Joint Global Coordinators do not arrange for the purchase of such International Offer Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Joint Global Coordinators to purchase such International Offer Shares on such terms. In the event that, within the prescribed period, the Joint Global Coordinators notify the Company that the Joint Global Coordinators have so arranged for the purchase of such International Offer Shares, or the Company notifies the Joint Global Coordinators that the Company has so arranged for the purchase of such International Offer Shares, the Joint Global Coordinators or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be necessary in the Registration Statement or the Final International Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Final International Prospectus which in the opinion of the Joint Global Coordinators may thereby be made necessary. The term "International Underwriter" as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such International Offer Shares.

(b)	If, after giving effect to any arrangements for the purchase of the International Offer Shares of a defaulting International Underwriter or International Underwriters by the Joint Global Coordinators or, the Company as provided in subsection (a) above, the aggregate number of such International Offer Shares which remains unpurchased does not exceed 10% of the aggregate number of all of the International Offer Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting International Underwriter to purchase the number of International Offer Shares which such International Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting International Underwriter to purchase its pro rata share (based on the number of International Offer Shares which such International Underwriter agreed to purchase hereunder) of the International Offer Shares of such defaulting International Underwriter or International Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting International Underwriter from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the International Offer Shares of a defaulting International Underwriter or International Underwriters by the Joint Global Coordinators or, the Company as provided in subsection (a) above, the aggregate number of such International Offer Shares which remains unpurchased exceeds 10% of the aggregate number of all of the International Offer Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting International Underwriters to purchase International Offer Shares of a defaulting International Underwriter or International Underwriters, then this Agreement (or, with respect to an Additional Time of Delivery, the obligations of the International Underwriters to purchase or to procure purchasers for and of the Selling Shareholders to sell the Option Shares) shall thereupon terminate, without liability on the part of any non-defaulting International Underwriter, the Company, or the Selling Shareholders, except for the expenses to be borne by the Company and the International Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting International Underwriter from liability for its default.

11.            Effective Date of this Agreement; Termination.

(a)	This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b)	If any of the conditions specified in Section 8 shall not have been fulfilled when and as required herein, or if any of the certificates, opinions, written statements or letters furnished to the International Underwriters pursuant to Section 8 shall not be in all respects satisfactory in form and substance to the Joint Global Coordinators, this Agreement and all obligations of the International Underwriters hereunder may be terminated by the Joint Global Coordinators by notice (orally or in writing) to the Company at, or at any time prior to, 8:00 a.m. on the date of the First Time of Delivery or any other Time of Delivery, as applicable; provided, however, that the Joint Global Coordinators may, in their sole and absolute discretion, waive or modify any condition precedent set forth in Section 8.

(c)	In addition, the obligations of the several International Underwriters hereunder shall be subject to termination. The Joint Global Coordinators may (for themselves and on behalf of the Joint Bookrunners, the Joint Lead Managers and the International Underwriters), in their sole and absolute discretion and upon giving notice orally or in writing to the Company and the Selling Shareholders, terminate this Agreement with immediate effect, if at any time prior to 8:00 a.m. on the date of the First Time of Delivery:

(i)            there develops, occurs, exists or comes into force:

(A)	any new law or regulation or any change or development involving a prospective change in existing law or regulation, or any change or development involving a prospective change in the interpretation or application thereof by any court or other competent authority in or affecting Hong Kong, the PRC, the Cayman Islands, the United States, the United Kingdom, the European Union (or any member thereof) or other jurisdictions relevant to the Company (each a "Relevant Jurisdiction"); or

(B)	any change or development involving a prospective change or development, or any event or series of events likely to result in or representing a change or development, or prospective change or development, in local, national, regional or international financial, political, military, industrial, economic, currency market, fiscal or regulatory or market conditions or any monetary or trading settlement system (including, without limitation, conditions in stock and bond markets, money and foreign exchange markets and inter-bank markets, a change in the system under which the value of the Hong Kong currency is linked to that of the currency of the United States or a change of the Hong Kong dollars or of the Renminbi against any foreign currencies) in or affecting any Relevant Jurisdiction; or

(C)	any event or series of events, whether in continuation, or circumstances in the nature of force majeure (including, without limitation, acts of government, labour disputes, strikes, lock-outs, fire, explosion, earthquake, flooding, tsunami, volcanic eruption, civil commotion, riots, rebellion, public disorder, acts of war (whether declared or undeclared), acts of terrorism (whether or not responsibility has been claimed), acts of God, accident or interruption in transportation, destruction of power plant, outbreak, escalation, mutation or aggravation of diseases, epidemics or pandemics including, but not limited to, SARS, swine or avian flu, H5N1, H1N1, H1N7, H7N9, Ebola virus, Middle East respiratory syndrome (MERS), COVID-19 and such related/mutated forms, economic sanction, any local, national, regional or international outbreak or escalation of hostilities (whether or not war is or has been declared) or other state of emergency or calamity or crisis in whatever form), political change, paralysis of government operations, interruption or delay in transportation, other industry action in or directly or indirectly affecting any Relevant Jurisdiction; or

(D)	any moratorium, suspension or restriction (including, without limitation, any imposition of or requirement for any minimum or maximum price limit or price range) in or on trading in securities of generally on the Stock Exchange, the NYSE, the NASDAQ Global Market or the London Stock Exchange; or

(E)	any general moratorium, suspension or limitation (including without limitation, any imposition of or requirement for any minimum or maximum price limit or price range) in or on trading in any securities of the Company listed or quoted on a stock exchange or an over-the-counter market or on commercial banking activities in or affecting any Relevant Jurisdiction or any disruption in commercial banking or foreign exchange trading or securities settlement or clearance services, procedures or matters in any Relevant Jurisdiction; or

(F)	any (A) change or prospective change in exchange controls, currency exchange rates or foreign investment regulations (including, without limitation, a change of the Hong Kong dollars or RMB against any foreign currencies, a change in the system under which the value of the Hong Kong dollars is linked to that of the United States dollars or RMB is linked to any foreign currency or currencies), or (B) any change or prospective change in Taxation in any Relevant Jurisdiction adversely affecting an investment in the Shares; or

(G)	any litigation or claim, or any legal or regulatory action being threatened or instigated against any member of the Group or any Director; or

(H)	any of the chairman, the chief executive officer or director of the Company vacating his or her office, or any of them being charged with an indictable offence or prohibited by operation of Laws or otherwise disqualified from taking part in the management of a company; or

(I)	any material adverse change or prospective material adverse change in the earnings, results of operations, business, business prospects, financial or trading position, conditions (financial or otherwise) or prospects of any Group Company (including any litigation or claim of any third party being threatened or instigated against any Group Company); or

(J)	any order or petition for the winding up of any member of the Group or any composition or arrangement made by any material subsidiaries of the Company with its creditors or a scheme of arrangement entered into by any material subsidiaries of the Company or any resolution for the winding-up of any material subsidiaries of the Company or the appointment of a provisional liquidator, receiver or manager over all or part of the material assets or undertaking of any member of the Group or anything analogous thereto occurring in respect of any material subsidiaries of the Company; or

(K)	the imposition of economic sanctions, in whatever form, directly or indirectly, by, or for, any Relevant Jurisdiction on the Company or any Group Company; or

(L)	any contravention by any Group member or any Director of any Law,

which, in any such case individually or in the aggregate, in the sole and absolute opinion of the Joint Global Coordinators (for themselves and on behalf of the Joint Bookrunners, the Joint Lead Managers and the International Underwriters): (A) has or will have a Material Adverse Effect; or (B) has or will have or may have a material adverse effect on the success of the Global Offering or the level of Offer Shares being applied for or accepted or subscribed for or purchased or the distribution of Offer Shares and/or has made or is likely to make or may make it impracticable or inadvisable or incapable for any material part of this Agreement, the Hong Kong Public Offering or the Global Offering to be performed or implemented as envisaged; or (C) makes or will make it or may make it impracticable or inadvisable or incapable to proceed with the Hong Kong Public Offering and/or the Global Offering or the delivery of the Offer Shares on the terms and in the manner contemplated by the Hong Kong Prospectus, the Application Form, the Formal Notice, the Registration Statement, the Disclosure Package, the Preliminary Prospectus or the Final International Prospectus; or (D) would have or may have the effect of making a part of this Agreement (including underwriting) incapable of performance in accordance with its terms or which prevents the processing of applications and/or payments pursuant to the Global Offering or pursuant to the underwriting thereof; or

(ii)            there has come to the notice of the Joint Global Coordinators (for themselves and on behalf of the Joint Bookrunners, the Joint Lead Managers and International Underwriters):

(A)	that any statement contained in the Offering Documents and/or any notices, announcements, advertisements, communications issued or used by or on behalf of the Company in connection with the Global Offering (including any supplement or amendment thereto) was or has become untrue, incomplete, incorrect or misleading or any forecasts, estimate, expressions of opinion, intention or expectation expressed in the Offering Documents and/or any notices, announcements, advertisements, communications so issued or used are not fair and honest and made on reasonable grounds or, where appropriate, based on reasonable assumptions, when taken as a whole; or

(B)	a suspension or material limitation in trading in the Company's securities on the NYSE;

(C)	non-compliance of the Hong Kong Prospectus (or any other documents used in connection with the contemplated subscription and sale of the Offer Shares) or any aspect of the Global Offering with the Listing Rules or any other applicable Law in any material respect; or

(D)	any matter has arisen or has been discovered which would, had it arisen or been discovered immediately before the date of the Offering Documents, not having been disclosed in the Offering Documents, constitutes a material omission therefrom; or

(E)	any event, act or omission which gives or is likely to give rise to any material liability of the Company and the Selling Shareholders pursuant to the indemnities given by the Company or the Selling Shareholders under this Agreement; or

(F)	any material breach of any of the obligations of the Company or the Selling Shareholders under this Agreement; or

(G)	any breach of, or any event rendering any of the Warranties untrue or incorrect or misleading in any respect; or

(H)	any expert, whose consent is required for the issue of the Hong Kong Prospectus with the inclusion of its reports, letters or opinions and references to its name included in the form and context in which it respectively appears, has withdrawn its respective consent (other than the Joint Sponsor) prior to the issue of the Hong Kong Prospectus; or

(I)	there is any Material Adverse Effect; or

(J)	Admission is refused or not granted, other than subject to customary conditions, on or before the Listing Date, or if granted, the Admission is subsequently withdrawn, cancelled, qualified (other than by customary conditions), revoked or withheld; or

(K)	the Company has withdrawn the Hong Kong and Application Form or the Global Offering.

(d)	If this Agreement shall be terminated pursuant to this Section 11, neither the Company nor the Selling Shareholders shall then be under any liability to any International Underwriter except as provided in Sections 7 and 9 hereof and the International Underwriters shall be under no obligation or liability to the Company and the Selling Shareholders (except to the extent provided in Section 9 hereof) or to one another under this Agreement.

12.            Survival. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any International Underwriter or its affiliates or selling agents, any person controlling any International Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Offer Shares. The consent to or knowledge of, and delivery to investors of, any amendments or supplements to the Registration Statement, the Disclosure Package or the Final International Prospectus will not (i) constitute a waiver of any conditions precedent set forth in this Agreement; (ii) result in the loss of any termination rights set forth in this Agreement; or (iii) be deemed to amend or otherwise change or cure any breach of or inaccuracy in, any representation or warranty made by the Company and the Selling Shareholders set forth in this Agreement.

13.            Notices.

(a)	In all dealings hereunder, the Joint Global Coordinators shall act on behalf of each of the International Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter made or given by the Joint Global Coordinators.

(b)	Except as otherwise herein provided, all statements, requests, notices and agreements hereunder shall be in writing, and

(i)	if to the International Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to the Joint Global Coordinators at:

Credit Suisse (Hong Kong) Limited
Address:	Level 88, International Commerce Centre 1 Austin Road West Kowloon Hong Kong
Fax:	+852 2101 7990
Attention:	Allen Chu

J.P. Morgan Securities (Asia Pacific) Limited
Address:	28/F Chater House 8 Connaught Road Central Hong Kong
Fax:	+852 2836 9755
Attention:	Philip Wong
China International Capital Corporation Hong Kong Securities Limited
Address:	29/F, One International Finance Centre 1 Harbour View Street Central Hong Kong
Fax:	+852 2872 2101
Attention:	Victor Jiang

CMB International Capital Limited
Address:	45/F, Champion Tower 3 Garden Road Central Hong Kong
Fax:	+852 3900 0865
Attention:	CMBIECM

(ii)	if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the Company at

Address:	A5 Xueyuan Road, Haidian District, Beijing 100083, China
Fax:	N/A
Email:	sunwei@zhihu.com
Attention:	Mr. Wei Sun

(iii)            if to the Selling Shareholders, shall be delivered or sent by mail, telex or facsimile transmission to

If to IWDF:
Address:	Dinghao DH3 Tower Block A, 11/F, No.3 Haidian Street, Haidian District, Beijing, PRC
Fax:	010-5752 5300
Email:	stanley@chuangxin.com; puyuli@chuangxin.com
Attention:	Xiaohu Gao; Puyu Li

If to IWHL:
Address:	Dinghao DH3 Tower Block A, 11/F, No.3 Haidian Street, Haidian District, Beijing, PRC
Fax:	010-5752 5300
Email:	stanley@chuangxin.com; puyuli@chuangxin.com
Attention:	Xiaohu Gao; Puyu Li

If to QVP:
Address:	11100 NE 8th Street, Suite 200, Bellevue, Washington 98004, USA
Fax:	+1 (425) 709-0798
Email:	HKQiming@qimingvc.com
Attention:	Robert Headley

If to QMDF:
Address:	11100 NE 8th Street, Suite 200, Bellevue, Washington 98004, USA
Fax:	+1 (425) 709-0798
Email:	HKQiming@qimingvc.com
Attention:	Robert Headley

If to QVPA:
Address:	11100 NE 8th Street, Suite 200, Bellevue, Washington 98004, USA
Fax:	+1 (425) 709-0798
Email:	HKQiming@qimingvc.com
Attention:	Robert Headley

If to SAIF:
Address:	c/o SAIF Advisors Limited, 2516-2520 Two Pacific Place, 88 Queensway, Hong Kong
Fax:	(852) 2234-9116
Email:	jso@sbaif.com
Attention:	Jason So

If to CTG:
Address:	Unit 908, Level 9, Cyberport 2, 100 Cyberport Road, Hong Kong
Fax:	N/A
Email:	dailidan@capitaltoday.com; jamesfung@capitaltoday.com; selinaxu@capitaltoday; qizhang@capitaltoday.com
Attention:	Dai Lidan; James Fung

14.	Parties at Interest Successors and Assigns. This Agreement herein set forth has been and is made solely for the benefit of the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers, the International Underwriters, the Company and the Selling Shareholders and, to the extent provided in Section 9 hereof, the controlling persons, partners, directors, officers, members, employees, associates, agents and Affiliates referred to in such section of, and each person who controls any Joint Global Coordinator, Joint Sponsor, Joint Representative, Joint Bookrunner, Joint Lead Manager or International Underwriter, and their respective successors, assigns, heirs, personal representatives, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the International Underwriters) shall acquire or have any right under or by virtue of this Agreement. No subsequent purchaser of Offer Shares from any International Underwriter shall be deemed to be a successor by reason merely of such purchase. No party hereto shall assign or transfer all or any part of any benefit of, or interest or right in, this Agreement, or any benefit, interest, right or obligation arising under this Agreement without the consent of the other parties hereto, provided that the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners and the Joint Lead Managers and International Underwriters may at any time assign to any of their respective Affiliates, any person who has the benefit of the indemnities in Section 9 and any of their respective successor entities the benefits of and interests and rights in or arising under this Agreement. Obligations under this Agreement shall not be assignable.

15.            Time of the Essence. Time shall be of the essence of this Agreement.

16.            No Fiduciary Relationship. Each of the Company and the Selling Shareholders acknowledges and agrees that the International Underwriters, in their roles as such, are acting solely as initial purchasers in connection with the purchase and sale of the Offer Shares; the Joint Global Coordinators, in their role as such, are acting solely as the Joint Global Coordinators of the Global Offering; the Joint Bookrunners, in their role as such, are acting solely as the Joint Bookrunners of the Global Offering; and the Joint Lead Managers, in their role as such, are acting solely as the Joint Lead Managers of the Global Offering; the Joint Sponsors, in their role as such, are acting solely as sponsors in connection with the listing of the Shares on the SEHK.

Each of the Company and the Selling Shareholders further acknowledges that the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors are acting pursuant to a contractual relationship with the Company and the Selling Shareholders entered into on an arm’s length basis, and in no event do the parties intend that the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, act or be responsible as a fiduciary or adviser to the Company or the Selling Shareholders, their respective directors, management, shareholders or creditors or any other person in connection with any activity that the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, may undertake or have undertaken in furtherance of the Global Offering or the purchase and sale of the Company’s securities or the listing of the Shares on the SEHK, either before or after the date hereof.

The International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors hereby expressly disclaim any fiduciary or advisory or similar obligations to the Company and the Selling Shareholders, either in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions, and the each of the Company and the Selling Shareholders hereby confirms its understanding and agreement to that effect. The Company, on the one hand, and the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, on the other hand, agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, to Company, the Controlling Shareholders and the Selling Shareholders regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Company and the Selling Shareholders.

The Company and the Selling Shareholders, on the one hand, and the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, on the other hand, agree that the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors, as applicable, in their respective roles as such and with respect to transactions carried out at the request of and for the Company and the Selling Shareholders pursuant to its appointments as such, are not acting as fiduciary nor the adviser of the Company or the Selling Shareholders, and none of the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors has assumed, and will assume, any fiduciary or advisory or similar responsibility in favor of the Company or any Selling Shareholders with respect to the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions (irrespective of whether any of the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors has advised or is currently advising the Company on other matters).

Each of the Company and the Selling Shareholders further acknowledges and agrees that the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors are not advising the Company, its directors, management or shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Company and the Selling Shareholders shall consult with its own advisers concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Agreement, and none of the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and their respective directors, officers and Affiliates shall have any responsibility or liability to the Company and the Selling Shareholders with respect thereto. Any review by the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors of the Company, the transactions contemplated by this Agreement or other matters relating thereto shall be performed solely for the benefit of the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and shall not be on behalf of the Company and the Selling Shareholders.

Each of the Company and the Selling Shareholders further acknowledges that the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Shareholders.

Each of the Company and the Selling Shareholders hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to it in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions.

17.            Entire Agreement. This Agreement, and in the case of the Joint Sponsors, also together with the respective engagement letters between the Company and the Joint Sponsors only in their respective capacity as a Joint Sponsor, constitutes the entire agreement amongst the Company the Selling Shareholders, the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters relating to the underwriting of the Hong Kong Public Offering and supersedes and extinguishes (other than the engagement letters between the Company and the Joint Sponsors) any prior drafts, agreements, undertakings, understanding, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating to such matters as have been regulated by the provisions of this Agreement at any time prior to the execution of this Agreement (the “Pre-contractual Statements”). Each party hereto acknowledges that in entering into this Agreement on the terms set out in this Agreement, it is not relying upon any Pre-contractual Statement which is not expressly set out herein or the documents referred to herein. No party shall have any right of action (except in the case of fraud) against any other party to this Agreement arising out of or in connection with any Pre-contractual Statement except to the extent that such Pre-contractual Statement is incorporated into this Agreement or the documents referred to herein.

18.            Submission to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties, irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each of the Company and the Selling Shareholders appoints [Cogency Global Inc.], as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

19.            Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, United States of America. Each of the Company and the Selling Shareholders and the International Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable Law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Underwriting Agreements or the transactions contemplated thereby.

20.            Waiver of Jury Trial. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates), the Selling Shareholders and each of the International Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.            Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

22.            Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “US$,” is of the essence. To the fullest extent permitted by Law, the obligations of each of the Company and the Selling Shareholders in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, each of the Company and the Selling Shareholders will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company and the Selling Shareholders not discharged by such payment will, to the fullest extent permitted by applicable Law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

23.            Taxes. All payments to be made by the Company and the Selling Shareholders (as applicable) under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any present or future Taxes. If any Taxes are required by the applicable Laws to be deducted or withheld in connection with such payments, the Company and the Selling Shareholders will increase the amount paid so that the full amount of such payments as agreed herein is received by the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners or the Joint Lead Managers, the International Underwriters or the Hong Kong Underwriters, as applicable. If a Joint Global Coordinator, Joint Sponsor, Joint Representative, Joint Bookrunner or Joint Lead Manager, International Underwriter or Hong Kong Underwriter (each a “Taxable Person”) is required by any Government Authority to pay any Taxes as a result of or in relation to this Agreement or the Global Offering, the Company and the Selling Shareholders will pay an additional amount to such Taxable Person so that the full amount of such payments as agreed herein to be paid to such Taxable Person is received by such Taxable Person and will further if reasonably requested by such Taxable Person, use reasonable efforts to assist such Taxable Person in discharging its obligations in respect of such Taxation, including by making filings and submissions on such basis and such terms as such Taxable Person may reasonably request, making available to such Taxable Person notices received from such Government Authority, and, subject to the receipt of funds from such Taxable Person, by making payment of such funds on behalf of such Taxable Person to the relevant government authority in settlement of such Taxes. In the event the Company and the Selling Shareholders must pay Taxes to a relevant taxing authority, the Company and the Selling Shareholders shall forward to such Taxable Person an official receipt or a copy of the official receipt issued by the taxing authority or other document evidencing such payment.

24.            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

25.            Recognition of the U.S. Special Resolution Regimes.

(a)	In the event that any International Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such International Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)	In the event that any International Underwriter that is a Covered Entity or a BHC Act Affiliate of such International Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such International Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used herein,

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following:

a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

26.            Bail-In Action. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreement, arrangement or understanding between the Parties, each of the BRRD Counterparties and the UK Bail-in Counterparties acknowledges and accepts that a BRRD Liability or a UK Bail-in Liability (as the case may be) arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority or the UK Bail-in Powers by the relevant UK resolution authority (as the case may be) and acknowledges, accepts and agrees to be bound by:

(a)	the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the relevant BRRD Party to the relevant BRRD Counterparty or of the UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the relevant UK Bail-in Party to the relevant UK Bail-in Counterparty (as the case may be) under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the BRRD Liability or the UK Bail-in Liability (as the case may be) or outstanding amounts due thereon;

(ii)	the conversion of all, or a portion, of the BRRD Liability or the UK Bail-in Liability (as the case may be) into shares, other securities or other obligations of the relevant BRRD Party or the UK Bail-in Party or another person, and the issue to or conferral on the relevant BRRD Counterparty or the UK Bail-in Counterparty (as the case may be) of such shares, securities or obligations;

(iii)	the cancellation of the BRRD Liability or the UK Bail-in Liability (as the case may be); and

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)	the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority or the relevant UK resolution authority (as the case may be), to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority or the UK Bail-in Powers by the relevant UK resolution authority.

As used herein, "Bail-in Legislation" means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; "Bail-in Powers" means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation; "BRRD" means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; "BRRD Parties" means all underwriters subject to Bail-in Powers; "BRRD Counterparties" refers to any party to this Agreement to whom any BRRD Party owes a BRRD Liability under or in connection with this Agreement from time to time; "EU Bail-in Legislation Schedule" means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; "BRRD Liability" means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised; "Relevant Resolution Authority" means the resolution authority with the ability to exercise any Bail-in Powers in relation to the BRRD Parties; “UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised; “UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability; "UK Bail-in Parties" means all underwriters subject to UK Bail-in Powers; "UK Bail-in Counterparties" refers to any party to this Agreement to whom any UK Bail-in Party owes a UK Bail-in Liability under or in connection with this Agreement from time to time.

27.            EU Blocking Regulation. Each International Underwriter and the Company agree and confirm that it is not entitled to the benefit of or does not seek, make or repeat, as appropriate the representation and warranty and undertaking contained in this Agreement to the extent that those provisions would result in a violation of Council Regulation (EC) 2271/1996 (the “EU Blocking Regulation”) or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union.

If the foregoing correctly sets forth the understanding between the Company and the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, please sign in the space provided below for that purpose, whereupon this Agreement and your acceptance shall become a binding agreement between the Company and the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, severally (and not jointly or jointly and severally).

[Signature pages to follow]

Very truly yours,

For and on behalf of
Zhihu Inc.

By:
Name:
Title:

Very truly yours,

For and on behalf of
Innovation Works Development Fund, L.P.
as a Warrantor and a Selling Shareholder

By:
Name:
Title:

Very truly yours,

For and on behalf of
Innovation Works Holdings Limited
as a Warrantor and a Selling Shareholder

By:
Name:
Title:

Very truly yours,

For and on behalf of
Qiming Venture Partners III, L.P.
as a Warrantor and a Selling Shareholder

By:
Name:
Title:

Very truly yours,

For and on behalf of
Qiming Managing Directors Fund III, L.P.
as a Warrantor and a Selling Shareholder

By:
Name:
Title:

Very truly yours,

For and on behalf of
Qiming Venture Partners III Annex Fund, L.P.
as a Warrantor and a Selling Shareholder

By:
Name:
Title:

Very truly yours,

For and on behalf of
SAIF IV Mobile Apps (BVI) Limited
as a Warrantor and a Selling Shareholder

By:
Name:
Title:

Very truly yours,

For and on behalf of
CTG Evergreen Investment XX Limited
as a Warrantor and a Selling Shareholder

By:
Name:
Title:

Accepted as of the date hereof
For and on behalf of
Credit Suisse (Hong Kong) Limited
(on its own behalf)

Name:

Title:

Accepted as of the date hereof
For and on behalf of
Credit Suisse (Hong Kong) Limited
(on behalf of the Joint Bookrunners, Joint Lead Managers and International Underwriters)

Name:

Title:

Accepted as of the date hereof
For and on behalf of
J.P. Morgan Securities (Asia Pacific) Limited
(on its own behalf)

Name:

Title:

Accepted as of the date hereof
For and on behalf of
J.P. Morgan Securities (Asia Pacific) Limited
(on behalf of the Joint Bookrunners, Joint Lead Managers and International Underwriters)

Name:

Title:

Accepted as of the date hereof
For and on behalf of
China International Capital Corporation Hong Kong Securities Limited
(on its own behalf)

Name:

Title:

Accepted as of the date hereof
For and on behalf of
China International Capital Corporation Hong Kong Securities Limited
(on behalf of the Joint Bookrunners, Joint Lead Managers and International Underwriters)

Name:

Title:

Accepted as of the date hereof
For and on behalf of
CMB International Capital Limited
(on its own behalf)

Name:

Title:

Accepted as of the date hereof
For and on behalf of
CMB International Capital Limited
(on behalf of the Joint Bookrunners, Joint Lead Managers and International Underwriters)

Name:

Title:

Accepted as of the date hereof
For and on behalf of
J.P. Morgan Securities (Far East) Limited
(on its own behalf)

Name:

Title:

Accepted as of the date hereof
For and on behalf of
J.P. Morgan Securities LLC
(on its own behalf)

Name:

Title:

Schedule I-A

THE UNDERWRITERS AND TOTAL UNDERWRITING COMMITMENT IN GLOBAL OFFERING

Underwriter	Number of Firm Shares	Percentage of Firm Shares
Credit Suisse (Hong Kong) Limited	[•]	[•]
J.P. Morgan Securities (Asia Pacific) Limited	[•]	[•]
China International Capital Corporation Hong Kong Securities Limited	[•]	[•]
CMB International Capital Limited	[•]	[•]
CCB International Capital Limited	[•]	[•]
Haitong International Securities Company Limited	[•]	[•]
Citrus Securities Limited	[•]	[•]
Total	26,000,000	100.0%

Schedule I-B

COMMITMENT OF INTERNATIONAL UNDERWRITERS

International Underwriter	Number of Firm Shares	Percentage of Firm Shares
Credit Suisse (Hong Kong) Limited	[•]	[•]
J.P. Morgan Securities (Asia Pacific) Limited	[•]	[•]
China International Capital Corporation Hong Kong Securities Limited	[•]	[•]
CMB International Capital Limited	[•]	[•]
CCB International Capital Limited	[•]	[•]
Haitong International Securities Company Limited	[•]	[•]
Citrus Securities Limited	[•]	[•]
Total	23,400,000	100.0%

Schedule I-C

SELLING SHAREHOLDERS

Name of Selling Shareholders	Number of Firm Shares to be Sold	Number of Option Shares to be Sold if Maximum Option Exercised
Innovation Works Development Fund, L.P.	[•]	[•]
Innovation Works Holdings Limited	[•]	[•]
Qiming Venture Partners III, L.P.	[•]	-
Qiming Managing Directors Fund III, L.P.	[•]	-
Qiming Venture Partners III Annex Fund, L.P.	[•]	-
SAIF IV Mobile Apps (BVI) Limited	[•]	-
CTG Evergreen Investment XX Limited	[•]	-

Schedule II

ISSUER FREE WRITING PROSPECTUS (INCLUDED IN THE DISCLOSURE PACKAGE)

[N/A]

OTHER INFORMATION INCLUDED IN THE DISCLOSURE PACKAGE

The International Offer Shares and the Hong Kong Offer Shares are being offered at an identical price of HK$[•] per Share.

Schedule III

Representations and Warranties of the Company

Part A

The Company represents, warrants and undertakes to each of the Joint Global Coordinators, the Joint Bookrunners, the Joint Sponsors, the Joint Lead Managers and the International Underwriters as follows:

1.	Registration Statement and the Final International Prospectus

The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; as of the Time of execution and delivery of this Agreement, each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act and is not proposed to be amended; and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; no order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Final International Prospectus and any amendment or supplement thereto and as of each Time of Delivery, the Final International Prospectus will conform in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the International Underwriter Information. The Offer Shares have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement, the Final International Prospectus and any Issuer Free Writing Prospectus and the filing of the relevant documents with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

2.	Preliminary International Prospectus

No order preventing or suspending the use of any Preliminary International Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary International Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the International Underwriter Information.

3.	Disclosure Package

The Disclosure Package, at the Time of Sale did not, and at each Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the International Underwriter Information.

4.	Issuer Free Writing Prospectus

The Company (including its agents and representatives, other than the International Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offer Shares other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary International Prospectus, (iii) the Final International Prospectus, (iv) the documents listed on Schedule II hereto as constituting part of the Disclosure Package and (v) any Written Testing-the-Waters Communication, any electronic road show or other written communications, in each case approved in writing in advance by the Joint Global Coordinators. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, and has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby). Each Issuer Free Writing Prospectus, and each Written Testing-the-Waters Communication and each “roadshow” as defined in Rule 433(h) under the Securities Act (a “roadshow”) did not at the Time of Sale, and at each Time of Delivery will not, conflict with the information contained in the Registration statement, the Pricing Prospectus, or the Final International Prospectus and, when taken together with (A) the Preliminary International Prospectus and (B) any subsequent Issuer Free Writing Prospectus (dated on or before the Time of Sale or the Time of Delivery, as appropriate), did not at the Time of Sale, and at each Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the International Underwriter Information.

5.	Testing-the-Waters Communication

The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Joint Global Coordinators and (ii) has not authorized anyone other than the Joint Global Coordinators to engage in Testing-the-Waters Communications. The Company reconfirms that the Joint Global Coordinators have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution of any Written Testing-the-Waters Communications other than those agreed to by the Joint Global Coordinators. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B of the Securities Act. “Written Testing-the- Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

6.	Incorporated Documents

The documents incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final International Prospectus, when they were filed or furnished with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package or the Final International Prospectus, when such documents become effective or are filed or furnished with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

7.	No Material Adverse Change

7.1	Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final International Prospectus, (i) there has been no Material Adverse Effect, (ii) there have been no transactions entered into by the Company or any of the Subsidiaries which are material with respect to the Company and the Subsidiaries considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final International Prospectus, neither the Company nor any of the Subsidiaries has: (A) entered into or assumed any contract, (B) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset, (D) assumed or acquired or agreed to assume or acquire any obligation or liability, direct or contingent, or (E) cancelled, waived, released or discounted in whole or in part any debt or claim , that would, in the case of any of clauses (A) through (E) above, be material and adverse to the Company and the Subsidiaries, taken as a whole, in each case otherwise than as set forth in the Registration Statement, the Disclosure Package and the Final International Prospectus.

7.2	Since the date of the latest audited consolidated financial statements included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final International Prospectus, neither the Company nor any of the Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, or from any labor dispute or any action, order or decree of any Governmental Authority, and since the date as of which information is given in the Disclosure Package and the Final International Prospectus, there has been no material adverse change in the ordinary shares, cash and cash equivalents, total current liabilities or long-term debt of the Group as compared to the corresponding period in the preceding financial year.

8.	Title to Property

The Company and the Subsidiaries have good and marketable title to all real property owned (if any) by them and good title to all other properties owned by them, or have valid rights to lease or otherwise use all items of real and personal property, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as are described in the Registration Statement, the Disclosure Package and the Final International Prospectus or such as would not, singly or in the aggregate, materially affect the value of such property or interfere with the use made and proposed to be made of such property by the Company or any of the Subsidiaries; and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus or are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

9.	Organization and Good Standing

9.1	Each of the Company and the Subsidiaries has been duly incorporated, organized and is validly existing in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Final International Prospectus and is duly qualified to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business. All their constitutive documents comply with the requirements of applicable laws or jurisdictions of their incorporation or organization and are in full force and effect. Other than those as set forth in each of the Registration Statement, the Disclosure Package and the Final International Prospectus, there is no other major subsidiary or Consolidated Affiliated Entity of the Company.

9.2	The Company has been duly registered as a non-Hong Kong company under Part 16 of the Companies Ordinance. The memorandum of association, articles of association and other constitutive documents and the business registration certificate of the Company comply with the applicable Laws of Hong Kong (including, without limitation, the Listing Rules) and the requirements of the Laws of the Cayman Islands and are in full force and effect.

10.	Capitalization

As of the date of this Agreement, the Company has the authorized and issued share capital as set forth in each of the Registration Statement, the Disclosure Package and the Final International Prospectus. The issued share capital of the Company (including the Offer Shares to be sold by the Selling Shareholders) has been duly authorized, validly issued, is fully paid and non-assessable, is not subject to any pre-emptive or similar rights upon the proposed transfer of such shares and conform to its description contained in the Registration Statement, the Disclosure Package and the Final International Prospectus. Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, (A) there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares or other equity interest in the Company or any of the Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; (B) all of the issued share capital of each of the Subsidiaries incorporated or organized outside of the PRC has been duly authorized and validly issued, is fully paid and non-assessable, and the registered capital of each of the Subsidiaries established in the PRC has been fully paid in accordance with the payment schedule stipulated in their respective articles of association or similar organizational documents and in compliance with applicable Laws; (C) all of the issued and outstanding share capital of each of the Subsidiaries (other than the Variable Interest Entities) is owned by the Company, directly or indirectly through subsidiaries, free and clear of all liens, charges, encumbrances, security interests, restrictions on voting or transfer or any other claims of any third party; and (D) all of the issued share capital of each of the Subsidiaries have been issued in compliance with all applicable Laws and were not issued in violation of any pre-emptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no Encumbrance.

11.	No Other Offerings

Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, (A) the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Securities Act, other than shares issued pursuant to Share Incentive Plans or other employee benefit or compensation plans; (B) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase Shares or shares of any other capital stock of the Company, and (C) no person has the right to act as an underwriter or as a financial adviser to the Company in connection with the offer and sale of the Offer Shares.

12.	No Registration Rights

There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the Securities Act, other than those rights that have been disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus.

13.	No Conflict

The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Offer Shares and compliance by the Company with the terms thereof, the consummation of the transactions contemplated under the Transaction Documents, and the fulfillment of the terms hereof or thereof, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of the Subsidiaries pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Authority. Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, no consent, approval, authorization, filing with, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the sale and delivery of the Offer Shares and the consummation of the transactions contemplated by the Transaction Documents except for such as have been obtained, for the registration of the Offer Shares under the Securities Act, the listing of the Offer Shares on the SEHK and for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under U.S. state securities laws, such governmental authorizations as may be required under applicable state securities or blue sky laws or any laws of jurisdictions outside the PRC, Cayman Islands, Hong Kong and the United States in connection with the purchase and distribution of the Offer Shares by the Underwriters. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

14.	Absence of Violations, Defaults and Conflicts

Neither the Company nor any of the Subsidiaries is (A) in violation of its memorandum and articles of association, charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any of the Subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ, decree, guideline or notice of any Governmental Authority, except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect and except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus.

15.	Statistical and Market-related Data

Any statistical and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package or the Final International Prospectus are based on or derived from sources that are reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources.

16.	Absence of Proceedings

16.1	Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, there is (A) no action, suit, proceeding, inquiry or investigation under any Laws or before or brought by any Governmental Authority now pending or, to the best knowledge of the Company after due and careful inquiry, threatened, against or affecting the Company or any of the Subsidiaries or any of their respective directors or officers (B) no Laws that have been enacted, adopted or issued or, to the best of the Company’s knowledge, that have been proposed by any Governmental Authority, and (C) no judgment, decree or order of any Governmental Authority against the Company or any of the Subsidiaries or, to the best knowledge of the Company after due and careful inquiry, any of their respective directors or officers, which, in any such case described in clause (A), (B) or (C) above, would result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated in the Transaction Documents or the performance by the Company of its obligations hereunder and thereunder, or is required to be described in each of the Registration Statement, the Disclosure Package and the Final International Prospectus but are not so described; and the aggregate of all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in each of the Registration Statement, the Disclosure Package and the Final International Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

16.2	None of the Company, the Subsidiaries, nor any person acting on behalf of any of them, has taken any action, nor have any steps been taken or any actions, suits or proceedings under any Laws been started or, to the best of the Company’s knowledge after due and careful inquiry, threatened, to (A) wind up, liquidate, dissolve, make dormant or eliminate or declare insolvent the Company or any of the Subsidiaries or (B) to withdraw, revoke or cancel any Governmental License under any Laws applicable to, or from or with any Governmental Authority having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets, or otherwise from or with any other persons, required in order to conduct the business of the Company or any of the Subsidiaries or (C) to bring a Material Adverse Effect on the completion of the Global Offering.

16.3	Neither the Company nor any of the Subsidiaries which is a party to a joint venture or shareholders’ agreement is in material dispute with the other parties to such joint venture or shareholders’ agreement and to the best knowledge of the Company there are no circumstances which may give rise to any material dispute or affect its relationship with such other parties in any material respect.

17.	Possession of Licenses and Permits

Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, the Company and the Subsidiaries have conducted and are conducting their respective businesses and operations in compliance with applicable Laws in all material respects. Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, (A) the Company and the Subsidiaries possess, and are in compliance with the terms of, such permits, licenses, certificates, and authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to own, lease, license and use its properties and assets and conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Final International Prospectus and have made all declarations and filings with, the appropriate national, provincial, local or foreign governmental or regulatory authorities that are necessary or material to the ownership or lease of their respective properties or the conduct of their business now conducted in all material respects, except when the failure to make the relevant declarations and filings would not, individually or in the aggregate, have a Material Adverse Effect; (B) all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and (C) neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses, and there are no facts or circumstances existing or has any reason to believe that any such Governmental License will not be renewed in the ordinary course, which, if determined adversely to the Company or any Subsidiary in the former and if such Governmental License fails to be renewed in the latter, would, individually or in the aggregate, have a Material Adverse Effect.

18.	Intellectual Property

In each case, except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, (i) each of the Company and the Subsidiaries owns, possesses, licenses or has other rights to use or can acquire on reasonable terms the patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct its business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Registration Statement, the Disclosure Package and the Final International Prospectus (collectively, the “Intellectual Property”); (ii) none of the material Intellectual Property is unenforceable or invalid; (iii) neither the Company nor any of the Subsidiaries has received any notice alleging infringement, violation or conflict with (and neither the Company nor any of the Subsidiaries knows of any basis for alleging infringement, violation or conflict with) rights of others with respect to the Intellectual Property that would reasonably be expected to have a Material Adverse Effect; (iv) there are no pending or, to the best of the Company’s knowledge, threatened actions, suits, proceedings or claims by others that allege the Company or any of the Subsidiaries is infringing any patent, trade secret, trademark, service mark, copyright or other intellectual property or proprietary right that would reasonably be expected to have a Material Adverse Effect; (v) neither the Company nor any of the Subsidiaries is in breach of, and the Company and the Subsidiaries have complied in all respects with all terms of, any license or other agreement relating to the Intellectual Property, except such breach or non-compliance would not reasonably be expected to have a Material Adverse Effect; (vi) neither the Company nor any of the Subsidiaries is subject to any non-competition or other similar restrictions or arrangements relating to any business or service anywhere in the world that would have a Material Adverse Effect; (vii) each of the Company and the Subsidiaries has taken all necessary and appropriate steps to protect and preserve the confidentiality of applicable Intellectual Property (“Confidential Information”); and (viii) (A) all use or disclosure of Confidential Information owned by the Company or the Subsidiaries by or to a third party has been pursuant to a written agreement between the Company, the Subsidiaries and such third party, and (B) all use or disclosure of Confidential Information not owned by the Company or the Subsidiaries has been pursuant to the terms of a written agreement between the Company, the Subsidiaries, and the owner of such Confidential Information, or is otherwise lawful.

19.	Cybersecurity and Data Protection

Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, the Company and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and the Subsidiaries have implemented and maintained adequate controls, policies, procedures, and safeguards to maintain and protect and their users’ material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person. Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority (including the PRC Cyber Security Law, the PRC Data Security Law, the PRC Personal Information Protection Law, and the related regulations and rules), internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. Neither the Company nor any Subsidiaries has received any claim for compensation from any person in respect of its business under the applicable data protection Laws and industry standards in respect of inaccuracy, loss, unauthorized destruction or unauthorized disclosure of data in the previous three years except to the extent any such claim would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any Subsidiaries is subject to any material investigation, inquiry, or sanction relating to cybersecurity or data privacy or any cybersecurity review from the Cyberspace Administration of China (the “CAC”), the China Securities Regulatory Commission (the “CSRC”), or any other relevant Governmental Authority. Neither the Company nor any Subsidiaries has been notified by any Governmental Authority of being classified as a critical information infrastructure operator under the Cybersecurity Review Measures. Neither the Company nor any of its Subsidiaries has received any objection to this Offering or the transactions contemplated under this Agreement from the CSRC, the CAC or any other relevant PRC Governmental Authority.

20.	Absence of Labor Disputes

21.	(A) Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, the Company and the Subsidiaries are and have been at all times in compliance with all applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists, or to the best knowledge of the Company, is imminent. (B) No labor dispute with the employees of the Company or any of the Subsidiaries exists or is imminent that would, individually or in the aggregate, have a Material Adverse Effect; and (C) the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors that could have a Material Adverse Effect. Payment of Taxes

The Company and the Subsidiaries have paid all taxes required to be paid through the date hereof, and all returns, reports or filings which ought to have been made by or in respect of the Company and the Subsidiaries for taxation purposes as required by the law of the jurisdictions where the Company and the Subsidiaries are incorporated, managed or engage in business have been made and all such returns are correct and on a proper basis in all respects, except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect; no such returns, reports or filings are the subject of any dispute with the relevant revenue or other appropriate authorities except as may be being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided; the provisions made in the audited consolidated financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final International Prospectus included appropriate provisions required under US GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or would reasonably be expected thereafter to become liable; and neither the Company nor any of the Subsidiaries has received notice of any material tax deficiency with respect to the Company or any of the Subsidiaries.

22.	Insurance

The Company and the Subsidiaries maintain insurance covering the conduct of their respective businesses and the value of their respective properties, if applicable, in such amounts and covering such risks as is adequate and as is customary for companies engaged in similar businesses. The Company has no reason to believe that it or any Subsidiaries will not be able to (A) renew its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied. Neither the Company nor any of the Controlled Entities has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. There is no material insurance claim made by or against the Company or any of the Subsidiaries, pending, outstanding, or threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim.

23.	Investment Company Act

The Company is not, and after giving effect to the offering and sale of the Offer Shares will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

24.	PFIC

Based upon the Company's current and expected income and assets, including goodwill and other unbooked intangibles, the Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, for the current taxable year or the foreseeable future.

25.	Independent Accountant

The Accountant who has audited and/or reviewed the consolidated financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final International Prospectus is an independent public accountant as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board.

26.	Accounting Controls

26.1	The Company and each of the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that (i) comply with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“US GAAP”) and (iii) are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final International Prospectus, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s auditors have been advised of, in each case if applicable: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

26.2	The statutory books, books of account and other records of whatsoever kind of each of the Company and the Subsidiaries are in the proper possession, up-to-date in all material respects and contain complete and accurate records as required by Laws in such books and no notice or allegation on the accuracy and rectification has been received; all accounts, documents and returns required by Laws to be delivered or made to the Registrar of Companies in Hong Kong, SFC or any other Governmental Authority in any jurisdiction have been duly and correctly delivered or made.

27.	FPI

The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

28.	Sarbanes-Oxley Act

There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 thereof related to loans and Sections 302 and 906 thereof related to certifications.

29.	Disclosure Controls and Procedures

29.1	The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that material information relating to the Company or any of the Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

29.2	The Company has established and maintains and evaluates disclosure and corporate governance controls and procedures to ensure that the Company and its directors comply in a timely manner with the requirements of the Listing Rules, the Securities and Futures Ordinance, the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance and any other applicable Laws.

30.	Anti-Corruption, Anti-Money Laundering and Sanctions Compliance

30.1	None of the Company or any of the Subsidiaries, or any director or officer of the Company or any of the Subsidiaries nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, or taken any action in furtherance of, an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official (including any officer or employee of a government or a government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office); (iii) taken any action, directly or indirectly, that would result in a violation by such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and the Company and the Subsidiaries and, to the knowledge of the Company, its other affiliates, have conducted their businesses in compliance with, and have instituted, maintain and enforced, and will continue to maintain and enforce policies and procedures designed to ensure compliance with, all applicable anti-bribery and anti-corruption laws.

30.2	The operations of the Company, the Subsidiaries and each of their affiliates are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of Currency and Foreign Transactions Reporting Act of 1970, as amended, the Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong), the Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong), and the applicable anti-money laundering statutes of all jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

30.3	(i) Neither the Company nor any of the Subsidiaries, nor any director or officer thereof, nor, to the knowledge of the Company, any employee, agent, affiliate or representative or other person associated with or acting on behalf of the Company or any of the Subsidiaries, is or undertakes any business with an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)            the subject or the target of any sanctions or export control measures related to or administered or enforced by the U.S. Government (including without limitation, the Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the U.S. Department of State, the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), the Swiss State Secretariat for Economic Affairs (“SECO”) or the Swiss Directorate of International Law, the Monetary Authority of Singapore (“MAS”), the Hong Kong Monetary Authority (“HKMA”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)            located, organized or resident in a country, region or territory that is, or whose government is, the subject or the target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the territory of the Donetsk or Luhansk Regions, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”).

(ii)            For the past five years, the Company, the Subsidiaries and their affiliates have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was, or whose government was, the subject or the target of Sanctions or with any Sanctioned Country.

31.	Environmental Laws

(A) Neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (B) the Company and the Subsidiaries have all Governmental Licenses required under any applicable Environmental Laws and are each in compliance with their requirements; (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries; and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Authority, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

32.	Dividends

32.1	Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, all dividends and other distributions declared and payable may be converted into foreign currency and freely transferred out of such entity’s jurisdiction of incorporation and may be paid in United States dollars, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such entity’s jurisdiction of incorporation or tax residence, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of such entity’s jurisdiction of incorporation and are otherwise free and clear of any other tax, withholding or deduction in such entity’s jurisdiction of incorporation, and without the necessity of obtaining any Governmental Licenses in such entity’s jurisdiction of incorporation.

32.2	Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, none of the Subsidiaries is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiaries.

33.	Variable Interest Entity Agreements and Corporate Structure

33.1	The description of the corporate structure of the Company and the agreements by and among the Company’s subsidiaries, its consolidated variable interest entity (the “VIE”), and the shareholders of such VIE, as the case may be (each a “VIE Agreement” and collectively, the “VIE Agreements”) in the Registration Statement, the Disclosure Package and the Final International Prospectus, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading, and all material agreements relating to the Company’s corporate structure have been so disclosed.

33.2	Each party to any VIE Agreement has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its obligations under such agreements and has taken all necessary action to authorize the execution, delivery and performance of, and has authorized, executed and delivered each such agreement. Each VIE Agreement constitutes a valid and legally binding obligation of the parties thereto, enforceable against the parties thereto in accordance with its terms. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto; provided, however, any exercise by the relevant subsidiaries of their rights under the relevant exclusive option agreements will be subject to: (i) the governmental authorizations for the resulting equity transfer; (ii) the exercise price for equity transfer under the VIE Agreements in accordance with PRC laws; and (iii) completion of tax filing under applicable PRC laws; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. The corporate structure of the Company complies with all applicable laws and regulations of the PRC, and neither the corporate structure nor the VIE Agreements violates, breaches, contravenes or otherwise conflicts with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the subsidiaries or the VIE or the shareholders of the VIE in any jurisdiction challenging the validity of any of the VIE Agreements, and, to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

33.3	The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or, constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Subsidiaries, other than those created in accordance with the VIE Agreements, pursuant to (i) the constitutional or organizational documents of the Company or any of the Subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their properties, or any arbitration award, or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the properties of the Company or any of the Subsidiaries is subject. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and, to the knowledge of the Company, no such termination or non-renewal has been threatened by any of the parties thereto. To ensure the legality, validity, enforceability or admissibility in evidence of each of the VIE Agreements as set forth in the Registration Statement, the Disclosure Package and the Final International Prospectus, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC, nor is it necessary that any stamp or similar tax be paid on or in respect of any of the VIE Agreements. The equity pledge under each of the equity pledge agreements of the VIE Agreements has been duly registered with the relevant PRC governmental authorities.

33.4	The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIE through its rights to authorize the shareholders of the VIE to exercise their respective voting rights.

34.	SAFE Registrations

Each of the Company and the Subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the NDRC and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, option holder, director, officer and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

35.	Due Authorization

The Company has full right, power and authority to execute and deliver this Agreement, the Hong Kong Underwriting Agreement and each of the Operative Documents (collectively, the “Transaction Documents”) and to perform its obligations under the Transaction Documents; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the Transaction Documents and the consummation by it of the transactions contemplated under the Transaction Documents has been duly and validly taken. Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and, when validly authorized, executed and delivered by the other parties hereto and thereto, constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms. Each of the Transaction Documents is in proper form under Cayman Islands law for the enforcement thereof against the Company in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of any such Transaction Document, it is not necessary that any such Transaction Document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands, or that any stamp or similar tax in the Cayman Islands be paid on or in respect of any such Transaction Document or any other documents to be furnished hereunder, except for Cayman Islands stamp duty which may be payable if the original Transaction Documents or any other documents to be furnished under are brought to or executed in the Cayman Islands.

36.	Accounts and other Financial Information

36.1	(A) The audited consolidated financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final International Prospectus, together with the related schedules and notes, present fairly consolidated financial position of Group at the dates indicated and the consolidated results of operations and changes in the consolidated financial position of the Group for the periods specified; and said financial statements have been prepared in conformity with US GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with US GAAP the information required to be stated therein. (B) The selected financial data and the summary financial information included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final International Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. (C) Neither the Company, nor any of the Subsidiaries has any material liabilities or obligations, direct or contingent (including, without limitation, any off-balance sheet obligations), not described in each of the Registration Statement, the Disclosure Package and the Final International Prospectus. (D) Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Final International Prospectus under the Securities Act. (E) All disclosures contained in the Registration Statement, the Disclosure Package or the Final International Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

36.2	The unaudited pro forma condensed financial information and the related notes thereto included in the Registration Statement, the Disclosure Package and the Final International Prospectus present fairly the information shown therein, have been prepared in accordance with the applicable requirements of the Listing Rules and the assumptions underlying such pro forma condensed financial information are reasonable and are set forth in the Registration Statement, the Disclosure Package and the Final International Prospectus. The pro forma adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Disclosure Package and the Final International Prospectus.

37.	Accuracy of Information

37.1	All statements or expressions of opinion or intention and all forward-looking statements, forecasts and estimates (including, without limitation, the statements regarding the sufficiency of working capital, profit forecast, critical accounting policies, indebtedness and prospects) contained in each of the Registration Statement, the Disclosure Package and the Final International Prospectus have been made after due and proper consideration and on the bases and assumptions referred to therein and represent or will represent reasonable and fair expectations truly and honestly held based on facts known to the Company, any of its Affiliates, as applicable, and/or any of their respective directors, officers, employees or agents, as applicable, and there are and will be no other material bases and assumptions on which such statements, expressions, forecasts or estimates have been prepared other than the bases and assumptions referred to in each of the Registration Statement, the Disclosure Package and the Final International Prospectus. Such statements, expressions, forecasts or estimates do not or will not omit or neglect to include or take into account of any facts or matters which are or may be material to such forecasts or estimates or to the Global Offering.

37.2	The statements set forth in each of the Registration Statement, the Disclosure Package and the Final International Prospectus (A) under the sections headed “Risk Factors”, “Description of Share Capital,” “ Description of American Depositary Shares,” “Principal and Selling Shareholders,” “Shares Eligible for Future Sale” insofar as they purport to constitute summaries of the terms of the Shares and the ADSs and the beneficial ownership thereof, (B) under the sections headed “Enforceability of Civil Liabilities,” “Risk Factors,” “Plan of Distribution,” “Taxation” insofar as they purport to describe the provisions of the laws and documents referred to therein and (C) under the section headed Share Capital insofar as they are related to the Company’s weighted voting rights structure, are true and accurate.

37.3	All information disclosed or made available in writing or orally during the course of this offering (and any new or additional information serving to update or amend such information) which was disclosed or made available by or on behalf of the Company or any of their Affiliates or any director, officer, employee or agent of the Company or any of their Affiliates to the Stock Exchange, the SFC, the Commission, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the International Underwriters, the Accountants, the Internal Control Consultant and the legal advisers to the Company or the Underwriters was so disclosed or made available in good faith and was when given and, except as subsequently disclosed in each of the Registration Statement, the Disclosure Package and the Final International Prospectus or otherwise notified to the Stock Exchange, the SFC or the Commission, as applicable, remains complete, true and accurate in all material respects and not misleading. All public notices, announcements and advertisements in connection with the Global Offering and all filings and submissions provided by or on behalf of the Company or any of its Affiliates to the SEHK and/or the SFC and/or any relevant Governmental Authority have complied or will comply with all applicable Laws.

37.4	To the best knowledge of the Company, none of the directors of the Company has revoked or withdrawn the authority and confirmations in the responsibility letter, statement of interests and power of attorney issued by him to the Company and the Joint Sponsors, and such authority and confirmations remain in full force and effect.

38.	Certificates from Officers

Any certificate signed by any officer or director of the Company and delivered to the Hong Kong Underwriters and the International Underwriters, counsel for the Hong Kong Underwriters and the International Underwriters as required or contemplated by this Agreement or the Hong Kong Underwriting Agreement, as applicable, shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Hong Kong Underwriter and International Underwriter.

39.	No Finder’s Fee

There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any International Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Offer Shares.

40.	No Underwriter Tax Liabilities

Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus and save for any Trading Fee, Transaction Levy and stamp duty payable in connection with on-market purchases of Shares conducted by the Stabilization Manager and any subsequent transfer of such Shares to the lender thereof, no transaction tax, issue tax, stamp duty or other issuance or transfer Tax or duty or any withholding Tax is or will be payable by or on behalf of or on payments to the International Underwriters, or otherwise imposed on any payments made to the International Underwriters, acting in their capacity as International Underwriters, in connection with (A) the issuance of the Offer Shares to the International Underwriters by the Company; (B) the sale and delivery by the International Underwriters of the International Offer Shares; (C) the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement; (D) any subsequent transfer of, or agreement to transfer, the International Offer Shares through the facilities of the HKSCC (including such transfers to purchasers procured by the International Underwriters); or (E) deposit of the Offer Shares with the HKSCC, except that Cayman Islands stamp duty may be payable in the event that any Transaction Document is executed in or brought within the jurisdiction of the Cayman Islands.

41.	Indebtedness

41.1	Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, (A) neither the Company nor any of the Subsidiaries has any material outstanding liabilities, term loans, other borrowings or indebtedness in the nature of borrowings, including, without limitation, bank overdrafts and loans, debt securities or similar indebtedness, subordinated bonds and hire purchase commitments, or any material mortgage or charge or any material guarantee or other contingent liabilities; (B) no material outstanding indebtedness of the Company or any of the Subsidiaries has (or, with notice or lapse of time or fulfillment of any condition or compliance with any formality or all of the foregoing, will) become repayable before its stated maturity, nor has (or, with notice or lapse of time or fulfillment of any condition or compliance with any formality or all of the foregoing, will) any security in respect of such indebtedness become enforceable by reason of default of such entity; (C) to the best knowledge of the Company, no person to whom any material indebtedness of the Company or any of the Subsidiaries that is repayable on demand is owed has demanded or threatened to demand repayment of, or to take steps to enforce any security for, the same; (D) to the best knowledge of the Company, there are no outstanding guarantees or contingent payment obligations of the Company or any of the Subsidiaries in respect of indebtedness of any external party; and (E) neither the Company nor any of the Subsidiaries has stopped or suspended payments of its debts, has become unable to pay its debts or otherwise become insolvent;

41.2	(A) The amounts borrowed by each of the Company and the Subsidiaries do not exceed any limitation on its borrowing contained in its memorandum of association and articles of association or other constitutive documents or in any debenture or other deed or document binding upon it; (B) neither the Company nor any of the Subsidiaries has factored any of its debts or engaged in financing of a type which would not be required to be shown or reflected in its audited accounts; (C) with respect to each of the borrowing facilities of the Company or any of the Subsidiaries which is material to such entity which, taken as a whole, is material to the Group, (i) such borrowing facility has been duly authorized, executed and delivered, is legal, valid, binding and enforceable in accordance with its terms and is in full force and effect, (ii) to the best of the Company’s knowledge after due and careful inquiry, all undrawn amounts under such borrowing facility is or will be capable of drawdown, and (iii) no event has occurred, and no circumstances exist, which could cause any undrawn amounts under such borrowing facility to be unavailable for drawing as required; and (D) to the best knowledge of the Company, no event has occurred, and no circumstances exist, in relation to any material investment grants, loan subsidies or financial assistance received by or pledged to the Company or any of the Subsidiaries from or by any Governmental Authority in consequence of which the Company or any of the Subsidiaries is or could be held liable to forfeit or repay in whole or in part any such grant or loan or financial assistance.

42.	Share Incentive Plans

With respect to the share options (the “Share Options”), restricted share units and restricted shares granted pursuant to the equity plans of the Company and its Subsidiaries (the “Company Share Incentive Plans”), (i) each grant of a Share Option, restricted share units and issuance of restricted shares was duly authorized no later than the date on which the grant of such Share Option, restricted share units or issuance of restricted shares was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant or issuance (if any) was duly executed and delivered by each party thereto, (ii) each such grant or issuance was made in accordance with the terms of the Company Share Incentive Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange (the “Exchange”) and any other exchange on which the Company securities are traded and (iii) each such grant or issuance was properly accounted for in accordance with US GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws.

43.	Offer Shares

The Offer Shares and all other issued and outstanding share capital of the Company have been duly and validly authorized and, when allotted, issued and delivered against payment therefor as provided in this Agreement or the Hong Kong Underwriting Agreement, as applicable, and registered in the register of members of the Company, will be duly and validly allotted and issued, fully paid and non-assessable, free of any Encumbrance; the Offer Shares will have attached to them the rights and benefits specified in the Company’s articles of association as described in each of the Registration Statement, the Disclosure Package and the Final International Prospectus, in particular, will rank pari passu in all respects with the existing issued Shares, including the right to rank in full for all distributions declared, paid or made by the Company after the time of their allotment; the certificates for the Offer Shares, when issued, will be in due and proper form such as to be legal and valid under all applicable Laws; subject to Company's articles of association, the Offer Shares will be freely transferable by the Selling Shareholders to or for the account of the International Underwriters and the subsequent purchasers and, when allotted, issued and delivered against payment therefor as provided in this Agreement or the Hong Kong Underwriting Agreement, as applicable, will be free of any restriction upon the holding, voting or transfer thereof pursuant to the Laws of the United States, the PRC or Hong Kong or the articles of association or other constitutive documents of the Company or any agreement or other instrument; except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, no holder of the Offer Shares after the completion of the Global Offering will be subject to personal liability in respect of any of the Company’s or Selling Shareholder’s liabilities or obligations by reason of being such a holder; and there are no limitations on the rights of holders of the Shares or the Offer Shares to hold, vote or transfer their securities. A holder of the Offer Shares and each International Underwriters are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Offer Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction.

44.	Material Contracts

44.1	Neither the Company nor any of the Subsidiaries has sent or received any notice regarding termination of, or intent not to renew, any of the material contracts or agreements specifically referred to or described in the Registration Statement, the Time of Sale Information and the Final International Prospectus, or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or any other party to any such contract or agreement. In addition, except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, neither the Company nor any of the Subsidiaries has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses that would be material to the Company and the Subsidiaries taken as a whole.

44.2	Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, neither the Company nor any of the Subsidiaries has any material capital commitment, or is, or has been, party to any unusual, long-term or onerous commitments, contracts or arrangements not on an arm’s length basis in the ordinary and usual course of business (for these purposes, a long-term contract, commitment, or arrangement is one which is unlikely to have been fully performed in accordance with its terms within six months after the date it was entered into or undertaken or is incapable of termination by the Company on six months’ notice or less).

44.3	Neither the Company nor any of the Subsidiaries is a party to any agreement or arrangement which prevents or restricts it in any way from carrying on business in any jurisdiction. Neither the Company nor any of the Subsidiaries is subject to any non-competition or other similar restrictions or arrangements relating to any business or service anywhere in the world, except for any such agreement or arrangement that would not, individually or in the aggregate, result in a Material Adverse Effect.

44.4	The Company does not have any reason to believe that any significant distributor, customer or supplier of the Company is considering ceasing to deal with the Company or reducing the extent or value of its dealings with the Company, except to the extent which, individually or in the aggregate, result in a Material Adverse Effect.

44.5	Neither the Company nor any of the Subsidiaries is a party to any agreement or arrangement or is carrying on any practice (A) which in whole or in part contravenes or is invalidated by any anti-trust, anti-monopoly, competition, fair trading, consumer protection or similar Laws in any jurisdiction where the Company has assets or carries on business, or (B) in respect of which any filing, registration or notification is required or is advisable pursuant to such Laws (whether or not the same has in fact been made).

45.	Mergers or Consolidations

Except as disclosed in each of the Registration Statement, the Disclosure Package and the Final International Prospectus, neither the Company nor any of the Subsidiaries has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an establishment, acquisition or disposition of assets, technologies, business units or businesses that would be material to the Company and the Subsidiaries taken as a whole.

46.	Related Party Transactions

Except as disclosed in each of the Registration Statement, the Disclosure Package and the Final International Prospectus, (A) there is no indebtedness (actual or contingent) and no contract or arrangement is outstanding between the Company or any of the Subsidiaries on the one hand and any director or executive officer of the Company or any of the Subsidiaries or the affiliates or members of the immediate families of such director or executive officer (including his/her spouse, children, or any company or undertaking in which he/she holds a controlling interest) on the other hand; (B) there are no relationships or transactions between the Company or any of the Subsidiaries, on the one hand, and their respective affiliates, executive officers, directors or 10% or greater shareholders, on the other hand, which, although required to be disclosed, are not disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus; and (C) none of the Company or any of the Subsidiaries is engaged in any transactions with its directors, executive officers, 10% or greater shareholders, or any other affiliate, including any person who formerly was a director, an executive officer and/or a 10% or more shareholder, on terms that are not available from unrelated third parties on an arm’s length basis.

47.	Blue Sky Qualification.

The Company will use its best efforts, in cooperation with the International Underwriters, to qualify the Offer Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Joint Global Coordinators may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Offer Shares.

48.	Operating and Financial Review and Prospect

The sections entitled “Operating and Financial Review and Prospects” and “Certain Financial Data” (collectively, the “MD&A”) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final International Prospectus truly, accurately and completely in all material respects describes: (A) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s board of directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with the Company’s legal counsel and independent public accountants with regard to such disclosure. The MD&A accurately and fully describes: (A) all trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity, financial condition or results of operations of the Company, and are reasonably likely to occur; and (B) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or the Subsidiaries, such as structured finance entities and special purpose entities (collectively, “off-balance sheet arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company or the Subsidiaries, or the availability thereof or the requirements of the Company or the Subsidiaries for capital resources. All governmental tax waivers from national and local governments of the PRC and other local and national PRC tax relief, concession and preferential treatment or obtained by the Company or the Subsidiaries are valid, binding and enforceable;

49.	Absence of Accounting Issues

The Company has not received any notice, oral or written, from its board of directors stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the board of directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years.

50.	FINRA

There are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Company; there are no affiliations or associations between (A) any member of FINRA and (B) any of the Company’s executive officers, directors or, to the best of the Company’s knowledge, 10% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission. The Company does not have any lending or other relationship with any bank or lending affiliate of any Underwriter.

51.	Market Conduct

51.1	Neither the Company nor any of its Affiliates, has taken, directly or indirectly, any action designed to or that constituted or which could reasonably be expected to (A) cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offer Shares or (B) result in a violation of Regulation M under the Exchange Act.

51.2	Neither the Company, nor any of the Subsidiaries, nor any of their respective directors, officers and Affiliates, acting on their behalf, (A) has taken, or will take, directly or indirectly, any action which is designed or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offer Shares or to result in violation of applicable Laws (including but not limited to the Securities and Futures (Price Stabilizing) Rules), or (B) has taken or will take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance, or (C) has taken or has omitted to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters or any person acting for them as Stabilizing Manager of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise.

52.	Company is a Well-Known Seasoned Issuer

The Company was and is a “well known seasoned issuer” as defined in Rule 405 under the Securities Act at the times specified in the Securities Act in connection with the offering of the Offer Shares.

53.	Company is not an Ineligible Issuer

The Company was not and is not an Ineligible Issuer as defined in Rule 405 under the Securities Act at the times specified in the Securities Act in connection with the offering of the Offer Shares, without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

54.	No rated debt securities

There are no debt securities or preferred stock of, or guaranteed by, the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for the purposes of Section 3(a)(62) of the Exchange Act.

55.	M&A Rules

The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the SAFE on August 8, 2006, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. Except as described in the Registration Statement, the Disclosure Package and the Final International Prospectus, the issuance and sale of the Offer Shares, the listing and trading of the Offer Shares and the consummation of the transactions contemplated by this Agreement (i) are not and will not be, as of the date hereof or as of each Time of Delivery, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

56.	eXtensible Business Reporting Language

The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final International Prospectus fairly present the information called for and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

57.	Federal Reserve Regulations

The issuance, sale and delivery of the Offer Shares as described in each of the Registration Statement, the Disclosure Package and the Final International Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

58.	Validity of Indemnity and Contribution

The indemnity and contribution provisions set forth in Section 9 hereof do not contravene the public policy or the laws of the Cayman Islands or PRC.

59.	Validity of Choice of Law

59.1	the choice of law provisions set forth in this Agreement will be recognized and given effect to by the courts of the PRC, Hong Kong and the Cayman Islands; the irrevocable submission by the Company to the non-exclusive jurisdiction of any Specified Court (as defined in Section 18 hereof), the waiver by the Company of any objection to the venue of an action, suit or proceeding in any Specified Court, the waiver and agreement not to plead an inconvenient forum, the waiver of immunity on the grounds of sovereignty or crown status of or otherwise and the agreement that this Agreement shall be governed by and construed in accordance with the laws of the State of New York are legal, valid and binding under the Laws of the PRC, Hong Kong and the Cayman Islands and will be respected by the courts of the PRC, Hong Kong and the Cayman Islands; service of process effected in the manner set forth in this Agreement will be effective to confer valid personal jurisdiction over the Company; any judgment obtained in a Specified Court arising out of or in relation to the obligations of the Company under this Agreement will be recognized and enforced in the courts of the PRC, Hong Kong and the Cayman Islands subject to the discretion of the relevant courts and public policies and other principles to be considered by such courts and the other conditions described under the section titled “Enforceability of Civil Liabilities” in the Registration Statement, the Disclosure Package and the Final International Prospectus.

60.	No Other Arrangements relating to the Sale of Offer Shares

The Company has not entered into any contractual arrangement relating to the offer, sale, distribution or delivery of the Offer Shares other than this Agreement and the Hong Kong Underwriting Agreement.

61.	Exchange Act Reporting Requirements

The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and timely files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

Part B Representations and Warranties of the Selling Shareholders

Each of the Selling Shareholders, severally but not jointly, represents, warrants and undertakes to each of the Joint Global Coordinators, the Joint Bookrunners, the Joint Sponsors, the Joint Lead Managers and the International Underwriters as follows:

1	Capacity

Such Selling Shareholder has been duly incorporated or formed and registered (as applicable) and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, has the full corporate power and authority to execute, deliver and perform its obligations pursuant to this Agreement and to sell, transfer and deliver the Shares to be sold by it hereunder. No winding up, insolvency or liquidation proceedings have been commenced against such Selling Shareholder, and no proceedings have been started for the purpose of, and no judgment has been rendered, declaring such Selling Shareholder bankrupt in any proceeding in any jurisdiction.

2	Execution of agreements

2.1	This Agreement and any Operative Documents (to the extent it is a party to) have been duly authorized, executed and delivered by such Selling Shareholder and when validly authorized, executed and delivered by the other parties hereto and thereto, constitutes a legal, valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms.

2.2	the execution, delivery and performance of the Transaction Documents, the sale of the Offer Shares and compliance by the Selling Shareholders thereof, the consummation of the transactions herein or therein contemplated, and the fulfillment of the terms hereof or thereof, do not and will not conflict with, or result in a breach or violation of, or constitute a default under (or constitute any event which, with notice or lapse of time or fulfillment of any condition or compliance with any formality or all of the foregoing, would result in a breach or violation of, constitute a default under), or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under, or result in the creation or imposition of an Encumbrance on any property or assets of such Selling Shareholder pursuant to (A) the memorandum and association and articles of association or other constituent or constitutive documents of such Selling Shareholder (where any of them is a body corporate), or (B) any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any license, authorization, lease, contract or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or any of his properties or assets may be bound or affected, or (C) any Laws applicable to such Selling Shareholder or any of their properties or assets, except in the case of clauses (B) and (C) above, for any such default or violation that would not, and is not likely to, individually or in the aggregate, materially and adversely affect ability of such Selling Shareholder to perform its obligations under this Agreement, to offer, sell and deliver the Offer Shares or to consummate the transactions contemplated by this Agreement or otherwise materially and adversely affect the Global Offering.

2.3	No consent, approval, authorization, filing with, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by such Selling Shareholder of each of the Transaction Documents, the sale and delivery of the Offer Shares and the consummation of the transactions contemplated by the Transaction Documents except for the registration of the Offer Shares under the Securities Act, registration of the prospectus under the Companies (Winding up and Miscellaneous Provisions) Ordinance, the approval from the SEHK and the SFC for the listing of and permission to deal in the Offer Shares on the SEHK and such as have been obtained and for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under U.S. state securities laws, such governmental authorizations as may be required under applicable state securities or blue sky laws or any laws of jurisdictions outside the PRC, Cayman Islands, Hong Kong and the United States in connection with the purchase and distribution of the Offer Shares by the Underwriters.

3	Good and Marketable Title

Such Selling Shareholder has and will have on the date, if any, on which the Offer Shares are to be delivered and paid for as provided in the Transaction Documents, good, valid and marketable title to the Offer Shares to be sold by such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind. Upon delivery of such Offer Shares and payment of the purchase price as contemplated by the International Underwriting Agreement, assuming such Joint Global Coordinator has no notice of any adverse claim, each of the Joint Global Coordinators will receive good and marketable title to the Offer Shares to be purchased by them (on behalf of the International Underwriters) from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind with such exceptions as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus. The Offer Shares to be sold by such selling shareholder are freely transferrable by such Selling Shareholder to the Joint Global Coordinators in the manner contemplated by this Agreement and the Hong Kong Underwriting Agreement with such exceptions as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus.

4	Information provided

4.1	All information included in each of the Registration Statement and any amendment thereto, the Disclosure Package and the Final International Prospectus with respect to such Selling Shareholder did not contain or will not contain an untrue statement of a material fact or did not omit or will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.2	All information disclosed or made available (or which ought reasonably to have been disclosed or made available) in writing or orally during the course of this offering (and any new or additional information serving to update or amend such information) which was disclosed or made available by or on behalf of such Selling Shareholder or any director, officer, employee, Affiliate or agent of such Selling Shareholder, to the Stock Exchange, the SFC, the Commission, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the International Underwriters, the Accountants, the Internal Control Consultant and the legal advisers to the Company or the Underwriters was so disclosed or made available in good faith and, except as subsequently disclosed in each of the Registration Statement, the Disclosure Package and the Final International Prospectus or otherwise notified to the Stock Exchange, the SFC or the Commission, as applicable, was and remains complete, true and accurate in all material respects and not misleading, and there is no other information which has not been provided the result of which would make the information so received misleading.

4.3	All statements or expressions of opinion or intention of such Selling Shareholder set out in each of the Registration Statement, the Disclosure Package and the Final International Prospectus are and will (at and as of the date of this Agreement and the other times when the warranties are repeated pursuant to this Agreement) be made on reasonable grounds and are and will be truly and honestly held by such Selling Shareholder and are and will be fairly based and there are and will be no other facts known or which could on reasonable inquiry have been known to such Selling Shareholder, the omission of which would make any such statement or expression misleading or which will or might be material in the context of the Global Offering.

5	Market conduct

5.1	None of such Selling Shareholder and their Affiliates, nor any person acting on behalf of any of them, has, at any time prior to the date of this Agreement, done or engaged in, or will, until the Joint Global Coordinators have notified the Company of the completion of the distribution of the Offer Shares, do or engage in, directly or indirectly, any act or course of conduct (A) which creates a false or misleading impression as to the market in or the value of the Shares and any associated securities, or (B) the purpose of which is to create actual, or apparent, active trading in or to raise the price of the Offer Shares.

5.2	None of such Selling Shareholder and their Affiliates, nor any person acting on behalf of any of them, (A) has taken or facilitated or will take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company or otherwise, (B) has taken or will take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance, or (C) has taken or will take or has omitted to take or will omit to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise.

6	Compliance

6.1	None of such Selling Shareholder nor any director or officer of such Selling Shareholder, nor, to the best knowledge of such Selling Shareholder, any of its subsidiaries, any employee, agent, affiliate or the person associated with or acting on behalf of such Selling Shareholder has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, or taken any action in furtherance of, an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official (including any officer or employee of a government or a government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office); (iii) taken any action, directly or indirectly, that would result in a violation by such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and such Selling Shareholder and, to the knowledge of the Company, its subsidiaries and other affiliates, have conducted their businesses in compliance with, and have instituted, maintain and enforced, and will continue to maintain and enforce policies and procedures designed to ensure compliance with, all applicable anti-bribery and anti-corruption laws. No part of the proceeds of the Global Offering will be used, directly or indirectly, in violation of any anti-bribery and anti-corruption laws.

6.2	Such Selling Shareholder and its subsidiaries and each of their affiliates are and have been at all times in compliance with applicable Anti-Money Laundering Laws and no action, suit, proceeding, investigation or inquiry by or before any authority involving such Selling Shareholder with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of such Selling Shareholder after due and careful inquiry, threatened. Such Selling Shareholder will not knowingly directly or indirectly use the proceeds of the Global Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate the Anti-Money Laundering Laws.

6.3	(i) None of such Selling Shareholder, nor any director or officer of such Selling Shareholder, nor, to the best knowledge of such Selling Shareholder, any of its subsidiaries, any employee, agent, affiliate or the person associated with or acting on behalf of such Selling Shareholder, is or undertakes any business with an individual or entity (“Person”) that has been or is, or is owned or controlled by a Person that is:

(A)	the subject or the target of any sanctions or export control measures related to or administered or enforced by the U.S. Government (including without limitation, the Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the U.S. Department of State or the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), the Swiss State Secretariat for Economic Affairs (“SECO”) or the Swiss Directorate of International Law, the Monetary Authority of Singapore (“MAS”), the Hong Kong Monetary Authority (“HKMA”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)	located, organized or resident in a country, region or territory that is, or whose government is, the subject or the target of Sanctions, including, without limitation, Crimea region, the territory of the Donetsk or Luhansk Regions, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”).

(ii) Such Selling Shareholder will not, directly or knowingly indirectly, use the proceeds of the Global Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)            to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is, or whose government is, the subject or the target of Sanctions;

(B)            to fund or facilitate any activities of or business in any Sanctioned Country; or

(C)            in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five years, such Selling Shareholder have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was, or whose government was, the subject or the target of Sanctions or with any Sanctioned Country.

7	Immunity, choice of law and dispute resolution

7.1	the choice of law provisions set forth in this Agreement will be recognized and given effect to by the courts of the PRC, Hong Kong, the Cayman Islands and the relevant jurisdictions of incorporation or domicile of such Selling Shareholder; such Selling Shareholder can sue and be sued in its own name under applicable Laws; the irrevocable submission by such Selling Shareholder to the non-exclusive jurisdiction of any Specified Court (as defined in Section 18 hereof), the waiver by such Selling Shareholder of any objection to the venue of an action, suit or proceeding in any Specified Court, the waiver and agreement not to plead an inconvenient forum, the waiver of immunity on the grounds of sovereignty or crown status of or otherwise and the agreement that this Agreement shall be governed by and construed in accordance with the laws of the State of New York are legal, valid and binding under the Laws of the PRC, Hong Kong, the Cayman Islands and the relevant jurisdictions of incorporation or domicile of such Selling Shareholder and will be respected by the courts of the PRC, Hong Kong, the Cayman Islands and the relevant jurisdictions of incorporation or domicile of such Selling Shareholder; service of process effected in the manner set forth in this Agreement will be effective to confer valid personal jurisdiction over such Selling Shareholder; any judgment obtained in a Specified Court arising out of or in relation to the obligations of such Selling Shareholder under this Agreement will be recognized and enforced in the courts of the PRC, Hong Kong, the Cayman Islands and the relevant jurisdictions of incorporation or domicile of such Selling Shareholder subject to the discretion of the relevant courts and public policies and other principles to be considered by such courts and the other conditions described under the section titled “Enforceability of Civil Liabilities” in the Registration Statement, the Disclosure Package and the Final International Prospectus.

7.2	Such Selling Shareholder is subject to civil and commercial law with respect to its obligations under this Agreement and the execution, delivery and performance of this Agreement by it constitutes private and commercial acts rather than public or governmental acts. It does not have immunity (sovereign or otherwise) from set-off, the jurisdiction of any court or any legal process in any court (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

8	Use of proceeds

No part of the proceeds of the sale of the Offer Shares will be used for any purpose that violates the provisions of any of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

9	Certificates from officers

Any certificate signed by any director or officer of such Selling Shareholder and delivered to any Underwriter or any counsel to the Underwriters in connection with the Global Offering shall be deemed to be a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

EXHIBIT A1

OFFICER’S CERTIFICATE OF THE COMPANY

I, Yuan Zhou, Chief Executive Officer of Zhihu Inc., an exempted company limited by shares under the laws of the Cayman Islands (the “Company”), pursuant to Section 8(g) of the international underwriting agreement, dated [April 14], 2022 (the “International Underwriting Agreement”), among the Company, the Selling Shareholders and the several International Underwriters named therein and pursuant to Clause 2.1.1 of the Hong Kong underwriting agreement, dated April 8, 2022 (the “Hong Kong Underwriting Agreement”), among the Company, the Selling Shareholders and the several Hong Kong Underwriters named therein, hereby certify that:

1.	The representations and warranties of the Company in the International Underwriting Agreement and the Hong Kong Underwriting Agreement are true and accurate and not misleading as of the date hereof as though made on and as of this date.

2.	The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the International Underwriting Agreement and the Hong Kong Underwriting Agreement at or prior to the date thereof.

3.	No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the SEC and no notice of objection by the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall has been received. No stop order suspending or preventing the use of the Preliminary International Prospectus, Prospectus or any Issuer Free Writing Prospectus has been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC has been complied with.

4.	Since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Final International Prospectus, there has not been any Material Adverse Effect, other than as set forth or contemplated in each of the Registration Statement, the Disclosure Package and the Final International Prospectus.

Capitalized terms used and are not otherwise defined herein shall have the meanings given to them in the International Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned has hereunto executed this certificate.

Dated: [•], 2022

By:
Name:	Yuan Zhou
Title:	Chief Executive Officer

EXHIBIT A2

FORM OF SELLING SHAREHOLDERS' CERTIFICATE

The undersigned, [●], as attorney-in-fact of the Selling Shareholder (as defined below), pursuant to Section 8(s) of the international underwriting agreement, dated [April 14], 2022 (the “International Underwriting Agreement”), among the Company, the selling shareholder named in Schedule I-C thereto (the “Selling Shareholder”) and the several International Underwriters named there in, hereby certifies that:

1.	The representations and warranties of [Selling Shareholder] in the International Underwriting Agreement and the Hong Kong underwriting agreement, dated November [●], 2022 (the “Hong Kong Underwriting Agreement”) entered into by and among the Company, the Selling Shareholder and the several Hong Kong underwriters named in Schedule [1] thereto, are true, accurate and not misleading as of the date hereof as though made on and as of the date hereof;

2.	[Selling Shareholder] has performed all obligations and satisfied all conditions on its respective part to be performed or satisfied pursuant to the International Underwriting Agreement and the Hong Kong Underwriting Agreement on or prior to the date hereof; and

3.	[Selling Shareholder] has, and immediately prior to each Time of Delivery will have, good and valid title to the International Offer Shares to be sold by [Selling Shareholder] under the International Underwriting Agreement and the Hong Kong Underwriting Agreement, free and clear of any liens, security interests, charges, encumbrances, equities or claims of any kind.

Capitalized terms used herein that are not otherwise defined shall have the same meanings as defined in the International Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto executed this certificate.

Dated: [●], 2022

[Selling Shareholder]

By:
Name:
Title:

Exhibit B

OFFICERS’ CERTIFICATE OF THE COMPANY REGARDING FINANCIAL, OPERATIONAL AND BUSINESS DATA

I, Wei Sun, Chief Financial Officer of Zhihu Inc., a company incorporated in the Cayman Islands with limited liability (the “Company”), do hereby certify on behalf of the Company that:

1.	I am providing this certificate in connection with the global offering of an aggregate of 26,000,000 Shares of the Company (the “Global Offering”). In connection with the Global Offering, the Company has executed a Hong Kong Underwriting Agreement with, among others, the Joint Global Coordinators dated April 8, 2022, and an International Underwriting Agreement with, among others, the Joint Global Coordinators on behalf of several International Underwriters named in Schedule I-B thereto, dated [April 14], 2022 (together, the “Underwriting Agreements”).

2.	I am familiar with the accounting, operations, records systems and internal controls of the Company.

3.	I have participated in the preparation of the Offering Documents. In connection with such participation, I have reviewed the disclosure in the Offering Documents and have discussed such disclosure with other members of the senior management of the Company, the counsel to the Company, the Joint Sponsors, the counsel to the Joint Sponsors and the Accountants to the Company.

4.	In particular, I have reviewed the financial and operating data and other information that has been identified on the copies of the Offering Documents attached hereto as Appendix A (the “Company Information”).

5.	Where the Company Information is derived from the Company’s accounting records and internal controls, I confirm that the Company Information has been properly extracted from such records and is accurately reproduced in the Offering Documents.

6.	I confirm that all Company Information is true and accurate and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Capitalized terms used and are not otherwise defined herein shall have the meanings given to them in the International Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned has hereunto executed this certificate.

Dated: [•], 2022

By:
Name: Wei Sun
Title: Chief Financial Officer

Appendix A

Exhibit C

SECRETARY’S CERTIFICATE

I, Peng Qi and Yee Wa Lau, the joint company secretaries of Zhihu Inc., a company incorporated in the Cayman Islands with limited liability (the “Company”), do hereby certify on behalf of the Company that:

1.	Attached hereto as Appendix A is a true, accurate and complete copy of the amended and restated certificate of incroporation and bylaws of the Company, which are in full force and effect at all times since the date of adoption (as so amended) to and including the date hereof.

2.	Attached hereto as Appendix B are true, accurate and complete copies of resolutions duly adopted by the board of directors of the Company or a committee thereof at meetings duly called and held on March 30, 2022 at each of which a quorum was present and acting throughout; such resolutions have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Company’s board of directors or any committee thereof relating to the Global Offering.

3.	The International Underwriting Agreement and the Hong Kong Underwriting Agreement, as executed and delivered on behalf of the Company, are each in the form or substantially the form approved by the board of directors of the Company at its meeting held on March 30, 2022.

4.	There have not been any written communications, or any memoranda relating to conversations, between the Company, its directors, officers and employees or, to the best of its knowledge after due and careful inquiry, its accountants, counsel or representatives (excluding, for the avoidance of doubt, the sponsor to the Company’s application for the listing of the Shares on the SEHK) on the one hand and the SEC, the SEHK, the SFC or any applicable governmental authority, or their respective staff, on the other hand, relating to the Global Offering and/or the listing of the Shares on the SEHK.

5.	Each person who, as a director or officer of the Company or attorney-in-fact of such director or officer, signed the International Underwriting Agreement and the Hong Kong Underwriting Agreement and any other document delivered prior to or on the date hereof in connection with the Global Offering was at the respective times of such signing and delivery and is now duly elected or appointed, qualified and acting as such director or officer or duly appointed and acting as such attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

Capitalized terms used herein that are not otherwise defined have the same meanings as defined in the International Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned has hereunto executed this certificate.

Dated: [•], 2022

By:
Name:	Peng Qi
Title:	Joint Company Secretary

By:
Name:	Yee Wa Lau
Title:	Joint Company Secretary

Exhibit D

FORM OF OVER-ALLOTMENT OPTION EXERCISE NOTICE

To:	Zhihu Inc. (the “Company”)

[•], 2022

Dear Sirs,

Reference is made to the international underwriting agreement dated [April 14], 2022 (the “International Underwriting Agreement”) between, among others, the Company, the Selling Shareholders and the International Underwriters named therein in relation to the International Offering of the ordinary shares of the Company (the “Shares”).

Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the International Underwriting Agreement.

On behalf of the International Underwriters, we hereby give you notice of the exercise by the International Underwriters of their right, pursuant to Section 1(b) of the International Underwriting Agreement, to elect to purchase a further [•] Option Shares. We hereby request that delivery of the Option Shares take place on or around [•] a.m. on [•], 2022.

This letter shall be governed by and construed in accordance with the Laws of the State of New York, the United States of America.

This letter may be executed in counterparts. Each counterpart shall constitute an original of this letter but shall together constitute a single document.

We should be grateful if you would confirm your acceptance of the above by countersigning below.

[Signatures to Follow]

Very truly yours,

For and on behalf of the International Underwriters

Credit Suisse (Hong Kong) Limited

By:
Name:
Title:

J.P. Morgan SECURITIES (asia pacific) limited

By:
Name:
Title:

China International Capital Corporation Hong Kong Securities Limited

By:
Name:
Title:

CMB International Capital Limited

By:
Name:
Title:

For good and valuable consideration, we hereby confirm our acceptance and acknowledgement of the terms set out herein

Zhihu Inc.

By:
Name:
Title:

For good and valuable consideration, we hereby confirm our acceptance and acknowledgement of the terms set out herein

Innovation Works Development Fund, L.P.

By:
Name:
Title:

Innovation Works Holdings Limited

By:
Name:
Title:

EXHIBIT E

LIST OF LOCK-UP PARTIES

Innovation Works Development Fund, L.P.
Innovation Works Holdings Limited
Qiming Venture Partners III, L.P.
Qiming Managing Directors Fund III, L.P.
Qiming Venture Partners III Annex Fund, L.P.
SAIF IV Mobile Apps (BVI) Limited
CTG Evergreen Investment XX Limited

EXHIBIT F

FORM OF LOCK-UP AGREEMENT

Lock-up Agreement for Innovation Works Development Fund, L.P. and Innovation Works Holdings Limited

Lock-up Agreement for Qiming Venture Partners III, L.P., Qiming Managing Directors Fund III, L.P., Qiming Venture Partners III Annex Fund, L.P.,

Lock-up Agreement for SAIF IV Mobile Apps (BVI) Limited

Lock-up Agreement for CTG Evergreen Investment XX Limited